                SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            Form 8-K

                          CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):
September 27, 1994



            First Commonwealth Financial Corporation
            ----------------------------------------
     (Exact name of registrant as specified in its charter)



   Pennsylvania                     0-11242           25-1428528
- ------------------------------  -----------   ------------------
(State or other jurisdiction    (Commission   (IRS Employer
 of incorporation)              File Number)  Identification No.)



      22 North Sixth Street,       Indiana, PA       15701
      ----------------------------------------------------
(Address of principal executive offices)          (Zip Code)



Registrant's telephone number, including area code (412) 349-7220

Item 2. ACQUISITION OR DISPOSITION OF ASSETS
        ------------------------------------

On September 27, 1994 the registrant acquired United National Bancorporation ("United") and its wholly-owned subsidiaries Unitas National Bank ("Unitas Bank") and Unitas Mortgage Corporation ("Unitas Mortgage"). United was a Pennsylvania-chartered bank holding company headquartered in Chambersburg, Pennsylvania. Unitas Bank is a nationally chartered, federally insured commercial bank also headquartered in Chambersburg, Pennsylvania. Unitas Mortgage, headquartered in Carlisle, Pennsylvania engages in the origination of mortgages for sale in the secondary mortgage market.

The merger was consummated pursuant to the Agreement and Plan of Reorganization dated March 25, 1994 between the registrant and United, which was approved by the shareholders of United at a special meeting held September 27, 1994. For further information concerning the transaction, reference is made to the registrant's Registration Statement on Form S-4 (No. 33-54193) and Proxy Statement/Prospectus for such special meeting included therein, which are incorporated herein by reference.

As described in the Proxy Statement/Prospectus, in the merger each issued and outstanding share of United common stock was converted into 2 shares of the registrant's common stock. The aggregate number of shares of the registrant's common stock issued in the merger was 1,538,294.

On September 29, 1994 the registrant acquired Reliable Financial Corporation ("Reliable") and its wholly-owned subsidiary Reliable Savings Bank, PaSA ("Reliable Savings Bank"). Reliable was a savings and loan holding company with its principal office in Bridgeville, Pennsylvania. Reliable Savings Bank is a Pennsylvania-chartered, federally insured savings association.

The merger was consummated pursuant to the Agreement and Plan of Reorganization dated April 21, 1994 between the registrant and Reliable, which was approved by the shareholders of Reliable at a special meeting held September 29, 1994. For further information concerning the transaction, reference is made to the registrant's Registration Statement on Form S-4 (No. 33-54381) and Proxy Statement/Prospectus for such special meeting included therein, which are incorporated herein by reference.

As described in the Proxy Statement/Prospectus, in the merger, each issued and outstanding share of Reliable common stock was converted into 1.6 shares of the registrant's common stock. The aggregate number of shares of the registrant's common stock issued in the merger will be approximately 2,256,310. The aggregate number of shares issued by the registrant may vary due to partial shares but the amount is not expected to be material.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS
         ---------------------------------

(A)  Financial Statements of Acquired Business

UNITED NATIONAL BANCORPORATION

Audited Financial Statements:

  Report of Independent Auditors . . . . . . . . . . . . . . .  3
  Consolidated Balance Sheets. . . . . . . . . . . . . . . . .  4
  Consolidated Statements of Income. . . . . . . . . . . . . .  5
  Consolidated Statements of Changes in Shareholders' Equity .  6
  Consolidated Statements of Cash Flows. . . . . . . . . . . .  7
  Notes to Consolidated Financial Statements . . . . . . . . .  8

Unaudited Interim Financial Statements:

  Consolidated Balance Sheets. . . . . . . . . . . . . . . . . 16
  Consolidated Statements of Income. . . . . . . . . . . . . . 17
  Consolidated Statements of Changes in Shareholders' Equity . 18
  Consolidated Statements of Cash Flows. . . . . . . . . . . . 19
  Notes to Consolidated Financial Statements . . . . . . . . . 20

RELIABLE FINANCIAL CORPORATION

Audited Financial Statements:

  Report of Independent Auditors . . . . . . . . . . . . . . . 22
  Consolidated Balance Sheets. . . . . . . . . . . . . . . . . 23
  Consolidated Statements of Income. . . . . . . . . . . . . . 24
  Consolidated Statements of Changes in Shareholders' Equity . 25
  Consolidated Statements of Cash Flows. . . . . . . . . . . . 26
  Notes to Consolidated Financial Statements . . . . . . . . . 27

Unaudited Interim Financial Statements:

  Consolidated Balance Sheets. . . . . . . . . . . . . . . . . 40
  Consolidated Statements of Income. . . . . . . . . . . . . . 41
  Consolidated Statements of Changes in Shareholders' Equity . 42
  Consolidated Statements of Cash Flows. . . . . . . . . . . . 43
  Notes to Consolidated Financial Statements . . . . . . . . . 44

(B)  Pro Forma Information

Pro Forma Combined Condensed Balance Sheet . . . . . . . . . . 46
Pro Forma Combined Condensed Statement of Income . . . . . . . 47

                 [LETTERHEAD OF ERNST & YOUNG APPEARS HERE]


                       Report of Independent Auditors


The Board of Directors and Shareholders
United National Bancorporation

We have audited the accompanying consolidated balance sheets of United National Bancorporation and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of United National Bancorporation and subsidiaries at December 31, 1993 and 1992, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1993 in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, in 1993 the Corporation changed its method of accounting for income taxes.

                                       /s/ Ernst & Young

January 14, 1994

CONSOLIDATED BALANCE SHEETS
- --------------------------------------------------------------------------------

                                                                                     December 31
                                                                                  1993         1992
                                                                               --------      --------
                                                                                   (In Thousands)
Assets
  Cash and due from banks                                                      $  3,758      $  6,030
  Federal funds sold                                                              1,600            --
                                                                               --------      --------
                                               Cash and Cash Equivalents          5,358         6,030

Interest-bearing deposits in banks                                                   33         1,686
Investment securities (Market value 1993 -- $20,363; 1992 -- $24,161)            20,008        23,740
Mortgage loans held for sale (Market value 1992 -- $5,809)                           --         5,507

Loans:

  Real estate                                                                    37,550        36,181
  Installment and consumer                                                       38,446        38,318
  Commercial, financial, and agricultural                                        24,881        18,854
  Lease financing                                                                28,113        18,893
                                                                               --------      --------
                                                                                128,990       112,246

Less: Allowance for loan losses                                                  (1,189)       (1,061)
      Unearned income                                                           (10,514)       (9,466)
                                                                               --------      --------
                                                               Net Loans        117,287       101,719

Premises and equipment, net of accumulated
  depreciation (1993 -- $2,566; 1992 -- $2,317)                                   2,570         2,201
Accrued interest receivable                                                         630           729
Other assets                                                                      1,717         1,649
                                                                               --------      --------
                                                            TOTAL ASSETS       $147,603      $143,261
                                                                               ========      ========

Liabilities

  Deposits:
    Noninterest-bearing                                                        $  8,776      $  9,188
    Interest-bearing                                                            120,543       118,674
                                                                               --------      --------
                                                          Total Deposits        129,319       127,862

  Securities sold under agreements to repurchase                                  4,687         3,198
  Net deferred tax liabilities                                                      934           561
  Other liabilities                                                                 381           809
                                                                               --------      --------
                                                       Total Liabilities        135,321       132,430

Shareholders' Equity

  Preferred Stock -- $10.00 par value:
    Authorized and unissued 5,000,000 shares                                         --            --
  Common Stock -- $2.50 par value:
    Authorized 10,000,000 shares; issued and
    outstanding shares -- 769,147 in 1993 and 699,407 in 1992                     1,923         1,748
  Surplus                                                                         4,115         2,476
  Retained earnings                                                               6,244         6,607
                                                                               --------      --------
                                              Total Shareholders' Equity         12,282        10,831
                                                                               --------      --------
                              TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY       $147,603      $143,261
                                                                               ========      ========

See accompanying notes.

CONSOLIDATED STATEMENTS OF INCOME
- --------------------------------------------------------------------------------


                                                     Year Ended December 31
                                                  1993        1992        1991
                                                -------     -------     -------
                                              (In Thousands, except per share data)
Interest income:
  Loans, including fees                         $10,946     $10,822     $10,625
  Investment securities:
    Taxable                                       1,573       1,382       1,297
    Tax-exempt                                       28          32          33
  Other                                              70         216         342
                                                -------     -------     -------
                       Total Interest Income     12,617      12,452      12,297
Interest expense:
  Deposits                                        4,651       5,653       7,004
  Short-term borrowings                             143          30           1
                                                -------     -------     -------
                      Total Interest Expense      4,794       5,683       7,005
                                                -------     -------     -------
                         Net Interest Income      7,823       6,769       5,292
Provision for loan losses                           473         325         300
                                                -------     -------     -------
                   Net Interest Income After
                   Provision for Loan Losses      7,350       6,444       4,992


Other income:
  Gain on sale of mortgages                         238          --          --
  Trust department                                  138         138         157
  Investment securities gains                        62          15          34
  Service fees and other                            438         375         326
                                                -------     -------     -------
                                                    876         528         517
                                                -------     -------     -------

Other expenses:
  Salaries and employee benefits                  2,854       2,377       2,108
  Occupancy expense                                 718         637         567
  Special services                                  293         259         271
  Taxes, other than income                           57         107          98
  FDIC insurance                                    293         268         238
  Other                                           1,333       1,265         978
                                                -------     -------     -------
                                                  5,548       4,913       4,260
                                                -------     -------     -------
                  Income Before Income Taxes      2,678       2,059       1,249
Income Taxes                                        858         641         346
                                                -------     -------     -------
                                  NET INCOME    $ 1,820     $ 1,418     $   903
                                                =======     =======     =======
Per share data:
  Net income                                      $2.37       $1.84       $1.17
  Cash dividends                                    .47         .43         .39

See accompanying notes.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
- --------------------------------------------------------------------------------

                                                 Common                  Retained
                                                  Stock       Surplus    Earnings      Total
                                                 -------      -------    --------     -------
                                                                (In Thousands)
Balance at January 1, 1991                        $1,446       $  846    $ 6,857      $ 9,149

Net income                                                                   903          903

Cash dividends                                                              (301)        (301)

10% common stock dividend --

  57,637 shares at fair market value                 144          664       (811)          (3)
                                                  ------       ------    -------      -------

Balance at December 31, 1991                       1,590        1,510      6,648        9,748


Net income                                                                 1,418        1,418

Cash dividends                                                              (331)        (331)

10% common stock dividend --

  63,375 shares at fair market value                 158          966     (1,128)          (4)
                                                  ------       ------    -------      -------

Balance at December 31, 1992                       1,748        2,476      6,607       10,831


Net income                                                                 1,820        1,820

Cash dividends                                                              (364)        (364)

10% common stock dividend --

  69,740 shares at fair market value                 175        1,639     (1,819)          (5)
                                                  ------       ------    -------      -------

Balance at December 31, 1993                      $1,923       $4,115    $ 6,244      $12,282
                                                  ======       ======    =======      =======

See accompanying notes.

CONSOLIDATED STATEMENTS OF CASH FLOWS
- --------------------------------------------------------------------------------

                                                                Year Ended December 31
                                                            1993         1992        1991
                                                          --------     --------     -------
                                                                     (In Thousands)
Operating Activities
  Net income                                              $  1,820     $  1,418     $   903
  Adjustments to reconcile net income to net cash
        provided by operating activities:
    Provision for loan losses                                  473          325         300
    Provision for depreciation and amortization                249          221         198
    Amortization of investment security premiums
       and accretion of discounts, net                          94           16           4
    Deferred income taxes                                      373          180          19
    Realized investment security gains                         (62)         (15)        (34)
    Gain on sale of mortgages                                 (238)          --          --
    (Increase) decrease in other assets                         31       (1,006)        238
    Decrease in other liabilities                             (433)        (273)        (42)
                                                          --------     --------     -------
     NET CASH PROVIDED BY OPERATING ACTIVITIES               2,307          866       1,586


Investing Activities
  Net increase in loans                                    (16,041)     (10,166)     (1,068)
  Proceeds from sale of mortgages                            5,745           --          --
  Purchase of premises and equipment, net                     (618)        (837)       (494)
  Proceeds from sales of investment securities               2,555        2,016       2,183
  Proceeds from maturities of investment securities         11,471        5,556       4,375
  Purchase of investment securities                        (10,326)     (14,846)     (7,210)
  Net decrease in short-term investments                     1,653          414       2,398
                                                          --------     --------     -------
              NET CASH PROVIDED BY (USED IN)
                        INVESTING ACTIVITIES                (5,561)     (17,863)        184


Financing Activities
  Net increase in deposits                                   1,457       10,425       3,093
  Net increase in short-term borrowings                      1,489        3,198          --
  Cash dividends                                              (364)        (331)       (301)
                                                          --------     --------     -------
                        NET CASH PROVIDED BY
                         FINANCING ACTIVITIES                2,582       13,292       2,792
                                                          --------     --------     -------
                 INCREASE (DECREASE) IN CASH
                        AND CASH EQUIVALENTS                  (672)      (3,705)      4,562
Cash and cash equivalents at beginning of year               6,030        9,735       5,173
                                                          --------     --------     -------
    CASH AND CASH EQUIVALENTS AT END OF YEAR              $  5,358     $  6,030     $ 9,735
                                                          ========     ========     =======

See accompanying notes.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 1993

1. Significant Accounting Policies

   Principles of Consolidation

   United National Bancorporation (the Corporation) and its subsidiaries (Unitas National Bank [the Bank], Unitas Real Estate Corp., Unitas Commercial Leasing Corp., Unitas Financial Corp., Unitas Life Insurance Co., Unitas Mortgage Corp., and Unitas Services Corp.) provide financial services. The consolidated financial statements include the accounts of the Corporation and its wholly-owned subsidiaries. All significant intercompany transactions and accounts have been eliminated. Investments in subsidiaries are carried at the parent company's equity in the underlying net assets.

   Mortgage Loans Held for Sale

   The Bank identified a pool of conventional fixed-rate mortgages at December 31, 1992 which it was holding for sale. Mortgage loans held for sale are carried at the aggregate of lower of cost or market value. No loans were held for sale at December 31, 1993.

   Investment and Mortgage-Backed Securities

   Investment securities are stated at cost adjusted for amortization of premiums and accretion of discounts. Security gains and losses are determined using the specific identification method. In classifying debt securities acquired and held in the investment portfolio, management continually evaluates the Corporation's ability to hold the securities to maturity as well as its intent to hold the securities for the foreseeable future. Management's evaluation of the Corporation's ability to hold securities to maturity is based on an evaluation of its ability to satisfy liabilities in the normal course of business and meet regulatory and legal requirements such as minimum capital requirements. Additionally, management continually evaluates the probability of events that might occur which may cause the Corporation to sell debt securities. Currently, management is not aware of such probable events; thus all debt securities are classified as investment securities at December 31, 1993.

   Revenue Recognition

   Interest on loans is recognized based upon the principal amount outstanding. The accrual of interest income is discontinued when circumstances indicate that collection is questionable. When interest accruals are discontinued, interest credited to income in the current year is reversed. Management may elect to continue the accrual of interest when the estimated net realizable value of collateral is sufficient to cover the principal balance and accrued interest.

   Allowance for Loan Losses

   The allowance for loan losses is maintained at a level believed adequate by management to absorb potential losses in the portfolio. Management's determination of the adequacy of the allowance is based on the risk characteristics of the portfolio, past loan loss experience, local economic conditions, and such other relevant factors which, in management's judgment, deserve recognition. The allowance is increased by provisions for loan losses charged to operations.

   Premises and Equipment

   Premises and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are charged to operations over the estimated useful lives of the assets, computed by the straight-line method.

   Lease Financing

   The Corporation provides equipment (principally automobiles) financing through lease arrangements. Direct financing leases are stated at the aggregate of lease payments receivable plus estimated residual values
   (1993 -- $10,340,000; 1992 -- $5,891,000). Unearned income on direct financing leases is amortized over the lease term resulting in an approximate level rate of return.

- --------------------------------------------------------------------------------

   Per Share Data

   Net income and dividends per share have been restated to reflect a 10 percent stock dividend to shareholders of record December 9, 1993, payable January 18, 1994. The effect of common stock equivalents is not significant for any period presented.

   Cash Flow Information

   For purposes of the statements of cash flows, the Corporation considers cash and due from banks and federal funds sold as cash and cash equivalents. Generally, federal funds are purchased and sold for one-day periods. Cash paid during the years ended December 31, 1993, 1992, and 1991 for interest was $4,883,000, $5,961,000, and $5,314,000, respectively. Cash paid for income taxes was $585,000 in 1993, $544,000 in 1992, and $288,000 in 1991.

   Accounting Change -- Income Taxes

   The Corporation adopted FASB Statement No. 109, "Accounting for Income Taxes," in the first quarter of its fiscal year ended December 31, 1993. The Corporation adopted the Statement on a prospective basis without restating any prior years and has determined that the effect of its implementation on the Corporation's financial position and results of operations was not material for 1993 or 1992. In accordance with FASB Statement No. 109, the liability method is used in accounting for income taxes. Deferred income taxes are provided for differences between the tax basis of an asset or liability and its reported amount in the financial statements at the statutory tax rates that will be in effect when the differences are expected to reverse.

   Recently Issued FASB Statement

   The Corporation is required to adopt FASB Statement No. 115, "Accounting for Certain Investment in Debt and Equity Securities," in the first quarter of its fiscal year ending December 31, 1994 and will be required to adopt FASB Statement No. 114, "Accounting by Creditors for Impairment of a Loan," in the first quarter of its fiscal year ending December 31, 1995. The Corporation has determined that the effect of its implementation of these FASB Statements on the Corporation's financial position and results of operations will not be material.

2. Restrictions on Cash and Due from Banks

   The Bank is required to maintain average reserve balances with the Federal Reserve Bank. The average amount of those reserve balances for the year ended December 31, 1993 was approximately $1,130,000.

3. Investment Securities

   The amortized cost and estimated market value of investment securities were as follows:

                                                                   Gross        Gross        Estimated
                                                   Amortized     Unrealized   Unrealized      Market
                                                     Cost          Gains        Losses        Value
                                                   ---------     ----------   ----------     ---------
                                                                     (In Thousands)
December 31, 1993:
U.S.Treasury securities and obligations
   of U.S. government corporations
   and agencies                                    $  17,006     $      281   $      (17)    $  17,270
Obligations of states and
   political subdivisions                                200              3           --           203
Corporate securities                                     800             29           --           829
Foreign securities                                       250             19           --           269
Mortgage-backed securities                             1,195             40           --         1,235
                                                   ---------     ----------   ----------     ---------
Total debt securities                                 19,451            372          (17)       19,806
Equity securities                                        557             --           --           557
                                                   ---------     ----------   ----------     ---------
Total                                              $  20,008     $      372   $      (17)    $  20,363
                                                   =========     ==========   ==========     =========

- --------------------------------------------------------------------------------

                                                                   Gross        Gross        Estimated
                                                   Amortized     Unrealized   Unrealized      Market
                                                     Cost          Gains        Losses        Value
                                                   ---------     ----------   ----------     ---------
                                                                     (In Thousands)
December 31, 1992:
U.S.Treasury securities and obligations
   of U.S. government corporations
   and agencies                                    $  18,822     $      329   $      (80)    $  19,071
Obligations of states and
   political subdivisions                                550             22           --           572
Corporate securities                                   1,316             48           (4)        1,360
Foreign securities                                       249             22           --           271
Mortgage-backed securities                             2,244             84           --         2,328
                                                   ---------     ----------   ----------     ---------
Total debt securities                                 23,181            505          (84)       23,602
Equity securities                                        559             --           --           559
                                                   ---------     ----------   ----------     ---------
Total                                              $  23,740     $      505   $      (84)    $  24,161
                                                   =========     ==========   ==========     =========

   At December 31, 1993 and 1992, investment securities with a carrying value of $14,649,000 and $9,830,000, respectively, were pledged as collateral to secure public deposits and for other purposes.

   The amortized cost and estimated market value of debt securities at December 31, 1993, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                           Estimated
                                                Amortized    Market
                                                  Cost       Value
                                                ---------  ---------
                                                  (In Thousands)
Due in one year or less                         $   850     $   863
Due after one year through five years            12,068      12,249
Due after five years through ten years            5,338       5,459
Due after ten years                                  --          --
                                                -------     -------
                                                 18,256      18,571
Mortgage-backed securities                        1,195       1,235
                                                -------     -------
                                                $19,451     $19,806
                                                =======     =======

   Proceeds from sales of investments in debt securities during 1993 were $2,555,000. Gross gains of $62,000 and gross losses of $-0- were realized on those sales. Proceeds from sales of investments in debt securities during 1992 were $2,016,000. Gains of $35,000 and gross losses of $20,000 were realized on those sales. Proceeds from such sales were $2,183,000 in 1991. Gains of $41,000 were realized on those sales and a loss of $7,000 was realized on the sale of an interest-bearing time deposit.

4. Related Party Loans

   Certain directors and executive officers of the Corporation and the Bank, including their associates and companies, have loans with the Bank. Such loans were made in the ordinary course of business at the Bank's normal credit terms including interest rate and collateralization and do not represent more than a normal risk of collection. Total loans to these persons amounted to approximately $1,893,000 and $1,958,000 at December 31, 1993 and 1992, respectively. During 1993, $257,000 of new loans were made and repayments totalled $322,000.

- --------------------------------------------------------------------------------


5. Allowance for Loan Losses

   Changes in the allowance for loan losses for each of the three years ended December 31, 1993 were as follows:


                                          1993        1992       1991
                                         ------      ------     ------
                                                 (In Thousands)
Balance beginning of year                $1,061      $  910     $ 802
Provision charged to operations             473         325       300
Recoveries on loans                          24          36        12
Loans charged off                          (369)       (210)     (204)
                                         ------      ------     -----
Balance end of year                      $1,189      $1,061     $ 910
                                         ======      ======     =====

6. Regulatory Matters

   Dividends are paid by the Corporation from its assets which are mainly provided by dividends from the Bank. However, certain regulatory restrictions exist regarding the ability of the Bank to transfer funds to the Corporation in the form of cash dividends, loans, or advances. As of December 31, 1993, the Bank had retained earnings of $7,982,000 of which $3,070,000 was available for distribution to the Corporation as dividends without prior regulatory approval.

   Under Federal Reserve regulation, the Bank also is limited as to the amount it may loan to its affiliates, including the Corporation, unless such loans are collateralized by specified obligations. At December 31, 1993, the maximum amount available for transfer from the Bank to the Corporation in the form of loans approximated 20 percent of consolidated net assets.

   The Bank is also required to maintain minimum amounts of capital to total "risk-weighted" assets, as defined by the banking regulators. At December 31, 1993, the Bank was required to have minimum Tier I and total capital ratios of 4.00 percent and 8.00 percent, respectively. The Bank's actual ratios at that date were 10.72 percent and 11.76 percent, respectively. The Bank's leverage ratio at December 31, 1993 was 8.26 percent.

7. Income Taxes

   Effective January 1, 1993, the Corporation changed its method of accounting for income taxes from the deferred method to the liability method required by FASB Statement No. 109, "Accounting for Income Taxes" (see Note 1, "Accounting Changes"). As permitted under the new rules, prior years' financial statements have not been restated. There was no cumulative effect of adopting Statement No. 109 as of January 1, 1993. There was no effect on the pre-tax income from continuing operations as a result of the adoption of Statement No. 109.

   Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of December 31, 1993 are as follows (In Thousands):

        Deferred tax liabilities:
           Leasing activity                              $2,205
           Other                                             99
                                                         ------
        Total Deferred tax liabilities                    2,304
        Deferred tax assets:
           Allowance for loan loss                          188
           Alternative minimum tax carryforward           1,182
                                                         ------
        Total deferred tax assets                         1,370
                                                         ------
        Net deferred tax liabilities                     $  934
                                                         ======

   The provision for income taxes is summarized as follows:

                                         Liability Method   Deferred Method
                                         ---------------------------------------
                                                1993        1992        1991
                                               ------      ------      ------
                                                       (In Thousands)
Current                                        $  485      $  461      $  327
Deferred                                          373         180          19
                                               ------      ------      ------
Income taxes                                   $  858      $  641      $  346
                                               ======      ======      ======

   Deferred taxes resulted from the following timing differences for the years ended December 31, 1992 and 1991:

                                                            1992        1991
                                                           ------      ------
                                                             (In Thousands)
Leasing activities                                         $ 199       $ (42)
Allowance for loan losses                                    (69)        (66)
Alternative minimum tax                                       58         178
Other                                                         (8)        (51)
                                                           -----       -----
                                                           $ 180       $  19
                                                           =====       =====

   Income taxes applicable to investment securities gains included in the provision for income taxes totaled $21,000 in 1993, $5,000 in 1992, and $12,000 in 1991.

   A reconciliation of the provision for income taxes and the amount which would have been provided at statutory rates is as follows:

                                          Liability Method   Deferred Method
                                          -----------------------------------
                                                1993       1992      1991
                                               ------     ------    ------
                                                     (In Thousands)
Tax at statutory rate on pre-tax income        $ 911      $ 700     $ 425
Effect of tax-exempt income                      (53)       (59)      (68)
Other                                             --         --       (11)
                                               -----      -----     -----
Income taxes                                   $ 858      $ 641     $ 346
                                               =====      =====     =====

8. Pension Plan

   The Corporation has a defined benefit pension plan covering substantially all of its employees. The benefits are based on years of service and the employee's compensation. The Corporation's funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes. No contributions were made in 1993, 1992, or 1991. Contributions are intended to provide not only for benefits attributed to service to date but also for those expected to be earned in the future.

   The following table sets forth the Plan's funded status and amounts recognized in the Corporation's financial statements at December 31:

                                                                       1993        1992
                                                                      ------      ------
                                                                        (In Thousands)
Actuarial present value of benefit obligations:
  Accumulated benefit obligation, including vested
     benefits of $751 in 1993 and $574 in 1992                        $  (764)    $ (588)
                                                                      =======     ======
  Projected benefit obligation for service rendered to date           $(1,100)    $ (890)
Plan assets at fair value, primarily listed stocks and bonds            1,126      1,064
                                                                      -------     ------
Plan assets in excess of projected benefit obligation                      26        174
Unrecognized net loss from past experience different
  from that assumed                                                       188         78
Unrecognized net transition asset                                        (195)      (215)
                                                                      -------     ------
Prepaid pension cost included in other assets                         $    19     $   37
                                                                      =======     ======

- --------------------------------------------------------------------------------

   Net pension expense (income) included the following components:

                                                        1993      1992    1991
                                                       ------    ------  ------
                                                            (In Thousands)
Service cost-benefits earned during the period         $  60     $  48     $ 40
Interest cost on projected benefit obligation             77        63       53
Actual return on plan assets                             (83)      (79)     (74)
Net amortization and deferral                            (14)      (20)     (20)
                                                       -----     -----     ----
Net periodic pension expense (income)                  $  40     $  12     $ (1)
                                                       =====     =====     ====

   The weighted average discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation were 8 percent and 7 percent, respectively, at December 31, 1993 and 1992. The expected long-term rate of return on plan assets was 8 percent in 1993 and 7 percent in 1992 and 8.5 percent in 1991.

9. Loan Commitments and Standby Letters of Credit

   Loan commitments are made to accommodate the financial needs of the Bank's customers. Standby letters of credit commit the Bank to make payments on behalf of customers when certain specified future events occur. They primarily are issued to facilitate customers' trade transactions. Historically, more than 90 percent of standby letters of credit expire unfunded.

   Both arrangements have credit risk essentially the same as that involved in extending loans to customers and are subject to the Bank's normal credit policies. Collateral (e.g., securities, receivables, inventory, equipment) is obtained based on management's credit assessment of the customer.

   The Bank's maximum exposure to credit loss for loan commitments (unfunded loans and unused lines of credit, including home equity lines of credit) and standby letters of credit outstanding at December 31, 1993 was as follows (In Thousands):

      Loan commitments:
        Home equity loans                        $  828
        Lines of credit                             793
        Real estate construction                    907
      Standby letters of credit                     498
                                                 ------
      Total                                      $3,026
                                                 ======

   Loan commitments and standby letters of credit were $1,828,000 and $651,000, respectively, at December 31, 1992.

10. Concentration of Credit Risk

   Most of the Bank's business is with customers in the five county area of Central Pennsylvania where it has full-service branch locations. The Bank's consumer and real estate loan portfolios are principally to borrowers throughout this market area. The Bank requires collateral on all real estate exposures and generally requires loan-to-value ratios of no greater than 80 percent. The Bank's lease portfolio includes customers in this area as well as other parts of South Central Pennsylvania. The commercial, financial, and agricultural portfolio is diversified with no industry comprising greater than 10 percent of total loans outstanding.

   Collateral requirements on such loans are determined on a case-by-case basis based on management's credit evaluations of the respective borrower.

- --------------------------------------------------------------------------------


11. Shareholders' Equity

   In 1987, the Corporation established a dividend reinvestment and stock purchase plan. Shareholders of common stock may participate in the plan which provides that additional shares of common stock may be purchased with reinvested dividends at prevailing market prices. To the extent that shares are not available on the open market, the Corporation has reserved 266,200 shares of common stock to be issued under the dividend reinvestment plan.

   The Corporation has reserved 133,100 shares covered by the 1986 Stock Option Plan which expires January 1997.

   The Plan permits the granting of stock options, including incentive stock options (ISOs) and nonqualified stock options (NQSOs) to key employees. Options may be accompanied by stock appreciation rights (SARs). The exercise of a SAR requires the surrender of an unexercised related option. The purchase price of the common stock covered by each ISO will not be less than 100 percent (85 percent for NQSOs) of the fair market value of the stock on the date of the grant of such option. The duration of each option granted under the Plan will not exceed 10 years from the date of grant. No option will be exercisable during the year ending on the first anniversary date of the granting of such option. The Plan provides that SARs will be automatically exercised on the last business day prior to the expiration of the related option if, on that date, the fair market value of a share of common stock exceeds the per share price of the related option. In the event of termination of employment, options will generally remain exercisable until the earlier of the expiration of the option term or three months from the date of termination of employment.

   At December 31, 1993, all option holders have expressed their intention to exercise the fixed award portion of their plan. Accordingly, no compensation expense has been recorded. Had the holders intended to exercise the SAR portion of their plan, compensation expense of approximately $528,000, based on the market value of the Corporation's shares at December 31, 1993, would have been recorded.

   The changes in option shares outstanding are as follows:


                                                       Year Ended December 31
                                                     1993       1992       1991
                                                    ------     ------     ------
Options outstanding at beginning of year            34,243     17,303     17,303
Options granted at $10.52-$16.14 per share          15,400     16,940         --
                                                    ------     ------     ------

Options outstanding at end of year                  49,643     34,243     17,303
                                                    ======     ======     ======

Options available for grant at December 31          83,457
                                                    ======

Options exercisable at December 31                  34,243
                                                    ======

12. United National Bancorporation (Parent Company Only) Financial Information

                                        December 31
                                     1993         1992
                                    ------       ------
                                      (In Thousands)
Balance Sheet
Assets
  Cash                              $    37     $    43
  Investment in:
     Bank subsidiary                 12,209      10,770
     Nonbank subsidiaries                36          18
                                    -------     -------
  Total Assets                      $12,282     $10,831
                                    =======     =======
Shareholders' Equity                $12,282     $10,831
                                    =======     =======

- --------------------------------------------------------------------------------


12. United National Bancorporation (Parent Company Only) Financial Information (continued)

                                                                       Year Ended December 31
                                                                    1993        1992        1991
                                                                   ------      ------      ------
Statements of Income                                                      (In Thousands)
Income:
  Dividends from Bank subsidiary                                   $   404     $   370    $   351
  Other                                                                 12          40         --
                                                                   -------     -------    -------
                                                                       416         410        351
Expenses                                                                53          41         35
                                                                   -------     -------    -------
Income before equity in undistributed
  net income of subsidiaries                                           363         369        316
Equity in undistributed net income of:
  Bank subsidiary                                                    1,439       1,049        583
  Nonbank subsidiaries                                                  18          --          4
                                                                   -------     -------    -------
Net income                                                         $ 1,820     $ 1,418    $   903
                                                                   =======     =======    =======


                                                                       Year Ended December 31
                                                                    1993        1992        1991
                                                                   ------      ------      ------
Statements of Cash Flows                                                  (In Thousands)
Operating activities
Net income                                                         $ 1,820     $ 1,418     $ 903
Adjustments to reconcile net income to
  net cash provided by operating activities:
    Equity in undistributed income of subsidiaries                  (1,457)     (1,049)     (587)
    Other                                                               (5)         (8)       (3)
                                                                   -------     -------     -----
Net cash provided by operating activities                              358         361       313

Financing activities

Cash dividends                                                        (364)       (331)     (301)
                                                                   -------     -------     -----
Net cash used by financing activities                                 (364)       (331)     (301)
                                                                   -------     -------     -----
Increase (decrease in cash)                                             (6)         30        12
Cash at beginning of year                                               43          13         1
                                                                   -------     -------     -----
Cash at end of year                                                $    37     $    43     $  13
                                                                   =======     =======     =====

                United National Bancorporation and Subsidiaries
                    Consolidated Balance Sheets (Unaudited)

                                                     June 30,       December 31,
                                                       1994             1993
                                                    ----------      ------------
                                                              (000's)
Assets
  Cash and due from banks                            $  3,937          $  3,758
  Federal funds sold                                    1,400             1,600
                                                     --------          --------
      Cash and cash equivalents                         5,337             5,358

  Interest-bearing deposits in banks                       54                33
  Investment Securities:
    Held to Maturity (fair value 1994 -                 5,930            20,008
      $5,950; 1993 - $20,363)
  Available for Sale at fair value                     13,562               --

  Loans:
    Real estate                                        37,946            37,550
    Installment and Consumer                           39,836            38,446
    Commercial, financial, and
      agricultural                                     22,931            24,881
    Lease financing                                    28,832            28,113
                                                     --------          --------
       Total Loans                                    129,545           128,990
    Less:  Allowance for loan losses                   (1,325)           (1,189)
           Unearned income                            (10,212)          (10,514)
                                                     --------          --------
       Net Loans                                      118,008           117,287

  Premises and equipment, net of
    accumulated depreciation
    (1994-$2,724; 1993-$2,378)                          2,545             2,570
  Other assets                                          2,538             2,347
                                                     --------          --------
       Total Assets                                  $147,974          $147,603
                                                     ========          ========

Liabilities

  Deposits:
    Noninterest-bearing                              $  9,667          $  8,776
    Interest-bearing                                  123,402           120,543
                                                     --------          --------
       Total Deposits                                 133,069           129,319

  Securities sold under
     agreements to repurchase                             673             4,687
  Other liabilities                                     1,639             1,315
                                                     --------          --------
       Total Liabilities                              135,381           135,321

Shareholders' Equity
  Preferred Stock-$10.00 par value:
    Authorized and unissued 5,000,000 shares              --                --
  Common Stock-$2.50 par value:
    Authorized 10,000,000 shares: issued
    and outstanding - 769,147 shares                    1,923             1,923
  Surplus                                               4,115             4,115
  Retained earnings                                     6,555             6,244
                                                     --------          --------
       Total Shareholders' Equity                      12,593            12,282
                                                     --------          --------
Total Liabilities and Shareholders'
  Equity                                             $147,974          $147,603
                                                     ========          ========

See accompanying notes.

               United National Bancorporation and Subsidiaries
                Consolidated Statements of Income (unaudited)

                                                                  Three Months              Six Months
                                                                 Ended June 30,           Ended June 30,
                                                               -----------------         -----------------
                                                               1994        1993          1994        1993
                                                               ----        ----          ----        ----
                                                                    (000's)                   (000's)
Interest Income
   Loans Including Fees                                    $  2,606     $  2,837     $  5,246     $  5,541
   Investments                                                  298          433          579          862
   Other                                                         10            6           23           44
                                                           --------     --------     --------     --------
Total Interest Income                                         2,914        3,276        5,848        6,447
Total Interest Expense                                          999        1,233        1,990        2,526
                                                           --------     --------     --------     --------
   Net Interest Income                                        1,915        2,043        3,858        3,921
Provision for Loan Losses                                        99           75          198          150
                                                           --------     --------     --------     --------
   Net Interest Income
       After Provision for Loan Losses                        1,816        1,968        3,660        3,771

Gain (loss) on Sale of Mortgages                                  0           (1)           9          238
Other Income                                                    137          144          306          266
Other Expense                                                 1,487        1,443        2,893        2,709
                                                           --------     --------     --------     --------
   Income Before Income Taxes                                   466          668        1,082        1,566
Income Taxes                                                    148          221          346          507
                                                           --------     --------     --------     --------
   Net Income                                              $    318     $    447     $    736     $  1,059
                                                           ========     ========     ========     ========

  Net Income Per Share                                     $   0.41     $   0.58     $   0.96     $   1.38
  Cash Dividends Per Share                                 $   0.13     $   0.12     $   0.26     $   0.24

Average Number of Shares Outstanding                        769,147      769,147      769,147      769,147


See accompanying notes.

                United National Bancorporation and Subsidiaries
               Consolidated Statements of Cash Flows (Unaudited)


                                                                  Six Months
                                                                Ended June 30,
                                                               ----------------
                                                                1994      1993
                                                               ------    ------
                                                                (In Thousands)
Operating Activities:
  Net Income                                                   $  736    $1,059
  Adjustments to reconcile net income to net
    cash provided by operating activities:
    Provision for Loan Losses                                     198       150
    Provision for Depreciation & Amortization                     159       120
    Amortization of Investment Security Premiums
      and Accretion of Discounts, net                              30        48
    Deferred Income Taxes                                         131       192
    Gain on Sale of Loans                                          (8)     (238)
    Realized Investment Security Gains                            (18)        0
    (Increase) Decrease in Other Assets                          (191)      (37)
    Increase (Decrease) in Other Liabilities                      193       (91)
                                                               ------    ------
  Net Cash Provided By Operating Activities                     1,230     1,203

Investing Activities:
  Net (Increase) Decrease in Loans                               (946)   (9,958)
  Proceeds from sale of Mortgage Loans                            153     5,009
  Purchase of premises and equipment, net                        (134)     (439)
  Proceeds from sales of AFS investment securities              1,493         0
  Proceeds from maturities of AFS investment securities         1,852         0
  Proceeds from maturities of HTM investment securities         3,648     3,532
  Purchase of AFS investment securities                        (6,588)        0
  Purchase of HTM investment securities                          (244)   (6,827)
  Net (increase) decrease in short term investments               (21)    1,667
                                                               ------    ------
  Net Cash Used In Investing Activities                          (787)   (7,016)

Financing Activities:

  Net Increase (Decrease) in Deposits                           3,750     4,364
  Net Increase (Decrease) in short-term borrowings             (4,014)      769
  Cash Dividends                                                 (200)     (182)
                                                               ------    ------
  Net Cash Provided By (Used In) Financing Activities            (464)    4,951
                                                               ------    ------

  Decrease in Cash and Cash Equivalents                           (21)     (862)

Cash and Cash Equivalents, Beginning of Period                  5,358     6,030
                                                               ------    ------

  Cash and Cash Equivalents, End of Period                     $5,337    $5,168
                                                               ======    ======

See accompanying notes.

                United National Bancorporation and Subsidiaries
    Consolidated Statements of Changes in Shareholders' Equity (Unaudited)

                                                                    Unrealized
                           Common                      Retained     Gain (Loss)
                           Stock        Surplus        Earnings    AFS Securities       Total
                           ------       -------        --------    --------------       -----
Balance at 12/31/92        $1,748        $2,476        $6,607           $   0          $10,831

Net income                                              1,059                            1,059

Cash Dividends                                           (182)                            (182)
                           ------        ------        ------           -----          -------
Balance at 6/30/93         $1,748        $2,476        $7,484           $   0          $11,708
                           ======        ======        ======           =====          =======


Balance at 12/31/93        $1,923        $4,115        $6,244           $   0          $12,282

Net Income                                                736                              736

Cash Dividends                                           (200)                            (200)

Changes in unrealized
  gain (loss) on
  securities available
  for sale, net of
  tax effect                                                             (225)            (225)
                           ------        ------        ------           -----          -------
Balance at 6/30/94         $1,923        $4,115        $6,780           $(225)         $12,593
                           ======        ======        ======           =====          =======

See accompanying notes.

UNITED NATIONAL BANCORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
June 30, 1994

BASIS OF PRESENTATION
- ---------------------

Note 1  Management Representation:  The accompanying unaudited consolidated
- ------  --------------------------
financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 1994 are not necessarily indicative of the results that may be expected for the year ended December 31, 1994. For further information, refer to the consolidated financial statements and footnotes thereto included in United National Bancorporation's annual report on Form 10-K for the year ended December 31, 1993.

Note 2  Reserve For Possible Loan Losses: (In thousands)
- ------  ---------------------------------

                                                                   1994           1993
                                                                  ------         ------

Reserve balance January 1                                         $1,189         $1,061
Additions:
    Provision charged to operating expenses                          198            150
    Recoveries of previously charged
      off loans                                                       21             15

Deductions:
    Loans charged off                                                 82            102
                                                                  ------         ------
Reserve balance June 30                                           $1,326         $1,124

Note 3  Cash Flow Disclosures:  (In thousands)
- ------  ----------------------

Cash paid during the first three months of the year for interest and income taxes were as follows:

                                                                   1994           1993
                                                                  ------         ------
             Interest                                             $2,016         $2,635
             Income Taxes                                            215            315

Note 4  Change in Accounting Method:  The Corporation adopted Statement of
- ------  ----------------------------
Financial Accounting Standards No. 109 ("Statement 109"), "Accounting for Income Taxes" effective January 1, 1993. FAS No. 109 is an asset and liability approach for financial accounting and reporting for income taxes. As permitted by Statement 109, UNB has elected not to restate the financial statements of any prior year and the cumulative effect of the change had no material impact on the balance sheet or income statement in the first quarter of 1993.

The Corporation adopted Statement of Financial Accounting Standards No. 115 "Accounting for certain Investments in Debt and Equity Securities" in the first quarter of 1994. Accordingly, Management reviewed the investment portfolio and classified certain securities as "Available-for-Sale". Such securities will be marketed-to-market on a quarterly basis, with net unrealized gains (losses), net of taxes, posted to equity capital.

UNITED NATIONAL BANCORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS continued


Note 5  Proposed Business Combination:  On March 25, 1994, UNB signed a
- ------  ------------------------------
Definitive Agreement to merge the Corporation into First Commonwealth Financial Corporation of Indiana, PA ("FCFC"). Total assets of the combined entity will exceed $2.0 billion, affording our bank subsidiary, Unitas National Bank, and active nonbank subsidiary, Unitas Mortgage Corporation, excellent long term growth and profitability potential. We are confident that this partnership will open significant opportunities for these subsidiaries as they become independent affiliates of FCFC. Management of UNB anticipates acquisition costs to UNB in excess of $200 thousand during 1994; however, Management is not aware of forseeable future events which would otherwise materially alter the profitability or safety and soundness of UNB. We expect certain cost savings in noninterest expenditures subsequent to the merger.

Reliable Financial Corporation and Subsidiary
- --------------------------------------------------------------------------------
Independent Auditors' Report


[LETTERHEAD OF EDWARDS LEAP & SAUER APPEARS HERE]


To the Board of Directors and Stockholders
Reliable Financial Corporation
Reliable Savings Bank, PaSA
Bridgeville, Pennsylvania

     We have audited the accompanying consolidated balance sheets of Reliable Financial Corporation (the "Corporation") and subsidiary as of September 30, 1993 and 1992 and the related consolidated statements of income, changes in retained earnings and stockholders' equity and cash flows for the years ended September 30, 1993 and 1992 and the statements of income, changes in retained earnings and stockholders' equity and cash flows of Reliable Savings Bank, PaSA (the "Savings Bank") for the year ended September 30, 1991. These financial statements are the responsibility of the Corporation's and the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Reliable Financial Corporation and subsidiary as of September 30, 1993 and 1992 and the results of their operations and cash flows for the years then ended and the results of operations and cash flows of Reliable Savings Bank, PaSA for the year ended September 30, 1991, in conformity with generally accepted accounting principles.


Edwards Leap & Sauer


Pittsburgh, Pennsylvania
November 5, 1993

Reliable Financial Corporation and Subsidiary
- --------------------------------------------------------------------------------
Consolidated Balance Sheets

================================================================================

                                                                                              September 30,
                                                                                           1993          1992
                                                                                        -------------------------
                                                                                             (in thousands)
ASSETS
     Cash                                                                                  $  1,029      $    955
     Interest-bearing deposits in other institutions                                         20,587        33,763
     Investment securities, at cost (approximate market value of
       $35,856 and $12,796, respectively)                                                    30,718         7,813
     Federal Home Loan Bank stock, at cost                                                      922         1,101
     Loans                                                                                   85,255        99,459
     Allowance for loan losses                                                                 (700)         (495)
     Mortgage-backed securities, at cost (approximate market value of
       $6,117 and $226, respectively)                                                         5,930           224
     Accrued interest receivable                                                                348            91
     Premises and equipment, net                                                              2,553         2,627
     Other assets                                                                               141           265
                                                                                           --------      --------
                                                                                           $146,783      $145,803
                                                                                           ========      ========
=================================================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
     Deposit accounts                                                                      $114,619      $114,099
     Accrued interest payable                                                                   829           924
     Advances from borrowers for taxes and insurance                                            707           650
     Other liabilities                                                                          824           553
                                                                                           --------      --------
                                                                                            116,979       116,226
RETAINED EARNINGS AND STOCKHOLDERS' EQUITY
     Common stock, par value $0.01 per share,
       4,000,000 shares authorized, 1,460,242 shares issued of which
       1,398,862 are outstanding                                                                 15            15
     Additional paid-in capital                                                              13,657        13,657
     Retained earnings--substantially restricted                                             17,348        15,905
                                                                                           --------      --------
                                                                                             31,020        29,577
     Less: Treasury stock; 61,380 shares at cost                                             (1,216)          -0-
                                                                                           --------      --------
                                                                                           $146,783      $145,803
                                                                                           ========      ========


The accompanying notes are an integral part of these consolidated financial statements.

Reliable Financial Corporation and Subsidiary
- --------------------------------------------------------------------------------
Consolidated Statements of Income

================================================================================


                                                                              Years Ended September 30,
                                                                           1993            1992          1991
                                                                      ------------------------------------------
                                                                        (in thousands, except per share data)
INTEREST INCOME
     Loans                                                                 $   9,012        $ 10,537    $ 11,250
     Investment securities                                                     1,662           1,224         941
     Dividends                                                                   191             215         222
                                                                           ---------       ---------     -------
                                                                              10,865          11,976      12,413
================================================================================================================
INTEREST EXPENSE
     Deposit accounts                                                          4,500           6,147       7,912
                                                                           ---------       ---------     -------
          NET INTEREST INCOME                                                  6,365           5,829       4,501
- ----------------------------------------------------------------------------------------------------------------
PROVISION FOR LOAN LOSSES                                                        250             200         155
                                                                           ---------       ---------     -------
          NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                  6,115           5,629       4,346
================================================================================================================
NON-INTEREST INCOME
     Net gain on sales of investment securities                                1,133             261         -0-
     Net gain on sales of real estate owned                                       49              11         -0-
     Other                                                                       317             191         162
                                                                           ---------       ---------     -------
                                                                               7,614           6,092       4,508
=================================================================================================================
NON-INTEREST EXPENSES
     Compensation                                                                859             766         660
     Employee benefits                                                           183             114         124
     Occupancy expense                                                           308             295         287
     Deposit insurance                                                           236             267         221
     Data processing                                                             343             332         296
     Other                                                                       646             446         336
                                                                           ---------       ---------     -------
                                                                               2,575           2,220       1,924
                                                                           ---------       ---------     -------
          INCOME BEFORE INCOME TAXES                                           5,039           3,872       2,584
================================================================================================================
PROVISION FOR INCOME TAXES                                                     1,884           1,529         872
                                                                           ---------       ---------     -------
          NET INCOME                                                       $   3,155       $   2,343     $ 1,712
                                                                           =========       =========     =======
================================================================================================================
NET INCOME PER COMMON SHARE                                                $    2.21       $    1.61         N/A*
                                                                           =========       =========     =======
     Weighted average shares used in computing net
       income per common share                                             1,425,596       1,457,944         N/A*
                                                                           =========       =========     =======

* Not Applicable

The accompanying notes are an integral part of these consolidated financial statements.

Reliable Financial Corporation and Subsidiary
- --------------------------------------------------------------------------------
Consolidated Statement of Changes in Stockholders' Equity

================================================================================

                                                                      Additional
                                                        Common         Paid-In      Retained     Treasury
                                                         Stock         Capital      Earnings       Stock       Total
                                                    -------------------------------------------------------------------
                                                                               (in thousands)
Balance at September 30, 1990
  (Reliable Savings Bank)                                $-0-           $   -0-       $12,361     $   -0-     $12,361
     Net Income                                           -0-               -0-         1,712         -0-       1,712
=======================================================================================================================
Balance at September 30, 1991
  (Reliable Savings Bank)                                 -0-               -0-        14,073         -0-      14,073
     Proceeds from issuance of
       common stock                                        15            13,657           -0-         -0-      13,672
     Net Income                                           -0-               -0-         2,343         -0-       2,343
     Dividends declared                                   -0-               -0-          (511)        -0-        (511)
=======================================================================================================================
Balance at September 30, 1992                              15            13,657        15,905         -0-      29,577
     Net Income                                           -0-               -0-         3,155         -0-       3,155
     Treasury stock (purchased 72,712
       shares)                                            -0-               -0-           -0-      (1,420)     (1,420)
     Treasury stock (reissued 11,332
       shares)                                            -0-               -0-           (91)        204         113
     Dividends declared                                   -0-               -0-        (1,621)        -0-      (1,621)
=======================================================================================================================
Balance at September 30, 1993                            $ 15           $13,657       $17,348     $(1,216)    $29,804
                                                         ====           =======       =======     =======     =======

The accompanying notes are an integral part of these consolidated financial statements.

Reliable Financial Corporation and Subsidiary
- --------------------------------------------------------------------------------
Consolidated Statements of Cash Flows

================================================================================

                                                                                      Years Ended September 30,
                                                                                     1993        1992        1991
                                                                                  ----------------------------------
                                                                                            (in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                                      $ 3,155     $ 2,343     $ 1,712
     Adjustments to reconcile net income to net cash provided by operating activities:
          Depreciation                                                                   137         138         134
          Net accretion/amortization of premiums and discounts                            13          (1)         (1)
          Net gain on sales of investment securities                                  (1,133)       (261)        -0-
          Net gain on sales of real estate owned                                         (49)        (11)        -0-
          Unamortized loan fees                                                         (427)        (73)        (51)
          Provision for loan losses                                                      250         200         155
          Increase (decrease) in cash due to changes in assets and liabilities:
               Accrued interest receivable                                              (257)        (13)        160
               Other assets                                                              124        (118)        (15)
               Accrued interest payable                                                  (95)       (200)         16
               Other liabilities                                                          73         137         (29)
                                                                                     -------     -------     -------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                              1,791       2,141       2,081
====================================================================================================================
CASH FLOWS FROM INVESTING ACTIVITIES
     Proceeds from maturities of investment securities                                   -0-         800       1,000
     Proceeds from sales of and redemption of investment securities                    1,766         424         -0-
     Purchase of investment securities                                               (23,550)     (6,709)        -0-
     Redemption (purchase) of FHLB stock                                                 179         -0-        (140)
     Net loans repaid by customers                                                    13,742      11,357         519
     Purchase of mortgage-backed securities                                           (5,977)        -0-         -0-
     Proceeds from sales of real estate owned                                          1,163          39          13
     Premises and equipment expenditures                                                 (63)        (45)        (94)
     Net change in long-term interest-bearing deposits in other institutions             -0-         -0-         790
                                                                                     -------     -------     -------
NET CASH (USED) PROVIDED BY INVESTING ACTIVITIES                                     (12,740)      5,866       2,088
====================================================================================================================
CASH FLOWS FROM FINANCING ACTIVITIES
     Net increase (decrease) in deposit accounts                                         520      (5,332)      7,782
     Net increase (decrease) in advances from borrowers for taxes and insurance           57        (103)       (123)
     Proceeds from issuance of common stock, net of issuance costs of $930               -0-      13,672         -0-
     Purchase of treasury stock                                                       (1,420)        -0-         -0-
     Proceeds from reissuance of treasury stock                                          113         -0-         -0-
     Dividends paid                                                                   (1,423)       (219)        -0-
                                                                                     -------     -------     -------
NET CASH (USED) PROVIDED BY FINANCING ACTIVITIES                                      (2,153)      8,018       7,659
====================================================================================================================
NET CHANGE IN CASH AND CASH EQUIVALENTS                                              (13,102)     16,025      11,828
     Cash and cash equivalents at beginning of year                                   34,718      18,693       6,865
                                                                                     -------     -------     -------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                             $21,616     $34,718     $18,693
                                                                                     =======     =======     =======

The accompanying notes are an integral part of these consolidated financial statements.

Reliable Financial Corporation and Subsidiary
- --------------------------------------------------------------------------------
Notes To Consolidated Financial Statements

Years ended September 30, 1993, 1992 and 1991
================================================================================

Note A--Significant Accounting Policies

Principles of Consolidation:

     The consolidated financial statements as of and for the years ended September 30, 1993 and 1992 include Reliable Financial Corporation and its wholly-owned subsidiary, Reliable Savings Bank, PaSA. The consolidated financial statements for the year ended September 30, 1991 include Reliable Savings Bank, PaSA and its wholly-owned subsidiary, Reliable Savings Service Corporation. All significant intercompany balances and transactions have been eliminated.

Investment Securities:

     Investment securities are carried at cost, adjusted for amortization of premium and accretion of discount over the term of the security using the interest method or methods which approximate the interest method. Gains or losses on the sale of securities are recognized upon realization using both the weighted average and the specific-identification methods. All securities currently owned are classified as held for investment as management has the ability to hold such investments until maturity and the intent to hold them for the foreseeable future.

Mortgage-Backed Securities:

     Mortgage-backed securities are stated at cost, adjusted for amortization of premium and accretion of discount using the interest method or methods which approximate the interest method. The Corporation has the ability and management's intention is to hold such assets to maturity. Should any be sold, gains and losses will be recognized based on the specific identification method.

Loans and Allowance for Loan Losses:

     Loans are stated at the amount of unpaid principal less the undisbursed portion of loans and unamortized loan fees. The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible.

Real Estate Owned (REO):

     Real estate acquired in satisfaction of a loan and in-substance foreclosures are reported in other assets. In-substance foreclosures are properties in which a borrower with little or no equity in the collateral, effectively abandons control of the property or has no economic interest to continue involvement in the property. The borrower's ability to rebuild equity based on current financial conditions is also considered doubtful. Properties acquired by foreclosure or deed in lieu of foreclosure and properties classified as in-substance foreclosures are transferred to REO and recorded at the lower of cost or fair value at the date actually or constructively received. Fair value is measured by market transactions. If there are no active markets for similar items, fair value is determined by discounting a forecast of expected cash flows at a rate commensurate with the risk involved.

- --------------------------------------------------------------------------------

Interest Income:

     Interest on loans is recorded when earned. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection is questionable. Loan origination fees are deferred and recognized over the life of the loan as an adjustment of yield (interest income).

Depreciation:

     The Savings Bank generally computes depreciation on the straight-line method for financial reporting purposes over the assets' estimated useful lives which range from 7 to 50 years for buildings and leasehold improvements and from 5 to 10 years for furniture and fixtures. Depreciation for tax purposes is computed under the straight-line method for assets placed in service prior to January 1, 1981. Assets placed in service after December 31, 1980 are depreciated under the provisions of Accelerated Cost Recovery System (ACRS) or the Modified Accelerated Cost Recovery System (MACRS), which stipulates that the cost of assets be recovered over recovery lives as determined by the Internal Revenue Code. As a result, there may be timing differences between book depreciation and tax depreciation.

Income Taxes:

     Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes. The differences relate principally to depreciation of premises and equipment, recognition of interest income and the provision for loan losses.

Earnings per Share:

     Earnings per share are calculated on the basis of the weighted average number of shares outstanding. As a result of the stock conversion, as described in Note P, the newly issued stock was outstanding for 184 days during the fiscal year ended September 30, 1992. Options to purchase an additional 34,000 shares at $10/share, as described in Note L, were available for the year ended September 30, 1993, with 11,332 shares actually purchased during the quarter ended March 31, 1993. Therefore, the weighted average number for shares outstanding was 1,425,596 and 1,457,944 at September 30, 1993 and 1992, respectively.

Cash Equivalents:

     For the purposes of the Statements of Cash Flows, the Corporation and the Savings Bank consider all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents. Cash equivalents totaled $20,586,837, $33,762,891 and $18,201,160 at September 30, 1993, 1992 and
1991, respectively. Net loans transferred to real estate owned, a non-cash operating activity, totaled $1,138,140, $0 and $32,943 in the years ended September 30, 1993, 1992 and 1991, respectively.

Reclassification of Prior Years' Statements:

     Certain items previously reported in the prior years' financial statements have been reclassified to conform with the current year's classifications. These reclassifications have no effect on net income.

Reliable Financial Corporation and Subsidiary

- --------------------------------------------------------------------------------

Note B--Investment Securities

     Investment securities at September 30 are summarized as follows:

                                                                  September 30, 1993
                                                 ---------------------------------------------------------
                                                  Carrying       Unrealized      Unrealized      Market
                                                   Amount          Gains           Losses         Value
                                                 -----------     ----------     -----------    -----------
     U.S. Treasury notes                         $ 8,983,966     $   69,784           $-0-     $ 9,053,750
     U.S. agency obligations                      17,000,000        129,662            -0-      17,129,662
     State and municipal
       obligations                                 3,264,441         81,893            -0-       3,346,334
     Corporate debt                                  499,044          5,656            -0-         504,700
     Federal Home Loan Mortgage
       Corporation common stock                      970,103      4,851,772            -0-       5,821,875
                                                 -----------     ----------     ----------     -----------
                                                 $30,717,554     $5,138,767           $-0-     $35,856,321
                                                 ===========     ==========     ==========     ===========

                                                                    September 30, 1993
                                                 ---------------------------------------------------------
                                                  Carrying       Unrealized      Unrealized      Market
                                                   Amount          Gains           Losses         Value
                                                -----------     ----------     -----------    -----------
     U.S. Treasury notes                         $ 1,997,485     $    33,765           -0-     $ 2,031,250
     U.S. agency obligations                       2,500,000          85,781           -0-       2,585,781
     State and municipal obligations               1,715,000          14,580           -0-       1,729,580
     Corporate debt                                  497,666           1,709           -0-         499,375
     Federal Home Loan Mortgage Corporation
       common stock                                1,102,353       4,847,647           -0-       5,950,000
                                                 -----------      ----------     ---------     -----------
                                                 $ 7,812,504      $4,983,482          $-0-     $12,795,986
                                                 ===========      ==========     =========     ===========

                                            Years Ended
                                            September 30,
                                      ---------------------------
                                          1993            1992
                                      -----------      ----------
     Gross realized gains:
     Federal Home Loan Mortgage
       Corporation common stock       $ 1,133,333     $   261,061
                                      ===========     ===========


     The maturities of investment securities at September 30, 1993 were as follows:

                                        Carrying         Market
                                         Amount           Value
                                      -----------     -----------

     Due in one year or less          $ 2,143,883     $ 2,165,600
     Due from one to five years        25,693,568      25,879,269
     Due from five to ten years         1,910,000       1,989,577
     Due after ten years                      -0-             -0-
     Marketable equity security           970,103       5,821,875
                                      -----------     -----------
                                      $30,717,554     $35,856,321
                                      ===========     ===========

- ---------------------------------------------------------------------------

Note C--Loans

     Loans at September 30 consisted of the following:

                                                   1993             1992
                                               -----------     ------------
     Residential mortgage                      $78,782,333     $ 93,049,040
     Real estate construction                    5,765,420        5,450,472
     Commercial real estate                      1,837,585          456,171
     Non-residential and land                    1,941,955        2,391,215
     Loans on deposit accounts                   1,047,040        1,020,583
     Home improvement loans                         53,662           64,077
     Consumer                                      570,623          391,259
                                               -----------      ------------
                                                89,998,618       102,822,817
     Less: Undisbursed portion of loans          3,555,533         1,749,066
           Unamortized loan fees                 1,188,441         1,615,346
                                               -----------      ------------
                                               $85,254,644      $ 99,458,405
                                               ===========      ============

     As of September 30, loans secured by one-to-four family residences represented 93.94% and 95.80% of the total loan portfolio for 1993 and 1992, respectively. Total loans on non-accrual status at September 30, 1993 and 1992 totaled approximately $2,600,000 and $1,200,000, respectively.

     Changes in the allowance for loan losses were as follows:


                                              Years Ended September 30,
                                         ------------------------------------
                                           1993          1992          1991
                                         --------      --------      --------
     Balance, beginning of year          $495,000      $295,000      $155,000
     Provision charged to operations      250,000       200,000       154,619
     Loans charged off                    (44,768)          -0-       (14,619)
                                         --------      --------      --------
                                         $700,232      $495,000      $295,000
                                         ========      ========      ========

     The Savings Bank primarily grants residential mortgage loans to customers in Allegheny and Washington counties, Pennsylvania. The Savings Bank maintains a diversified loan portfolio and the ability of its debtors to honor their contracts is not substantially dependent on any particular economic business sector.

- --------------------------------------------------------------------------------

Note D--Accrued Interest Receivable

     Accrued interest receivable at September 30 consisted of the following:

                                      1993         1992
                                    ---------    ---------
     Loans                          $  1,449     $ 5,254
     Investments                     346,343      86,126
                                    --------     -------
                                    $347,792     $91,380
                                    ========     =======


Reliable Financial Corporation and Subsidiary

- --------------------------------------------------------------------------------

Note E--Premises and Equipment

     Premises and equipment at September 30 consisted of the following:

                                          1993             1992
                                        ----------      ----------
     Land                               $  120,253      $  120,253
     Building                            2,305,845       2,301,456
     Leasehold improvements                258,024         242,691
     Furniture and fixtures                862,535         819,555
                                        ----------      ----------
                                         3,546,657       3,483,955
     Less: Accumulated depreciation        993,171         856,769
                                        ----------      ----------
                                        $2,553,486      $2,627,186
                                        ==========      ==========


     Depreciation expense totaled $136,402, $138,110 and $133,844 for the years ended September 30, 1993, 1992 and 1991, respectively.

- --------------------------------------------------------------------------------

Note F--Federal Home Loan Bank Stock

     The Savings Bank is required to own stock of the Federal Home Loan Bank based on a percentage of net residential mortgages outstanding. During the year ended September 30, 1993, the Savings Bank was required to redeem stock to the Federal Home Loan Bank at its cost basis. The amount of common stock owned was $922,100 and $1,100,800 at September 30, 1993 and 1992, respectively.

- --------------------------------------------------------------------------------

Note G--Deposit Accounts

     Deposit accounts at September 30 consisted of the following:

                                         Weighted
                                      Average Rate At               1993                          1992
                                       September 30,       ----------------------        -----------------------
                                           1993                Amount          %            Amount            %
                                      ---------------      ------------      ----        ------------       ----

     Regular Passbook Savings             2.75%            $ 29,843,096        26%       $ 28,599,688        25%
     Other Passbook Savings               2.75%                 774,857         1%          1,229,640         1%
     Christmas Club Savings               2.75%                 630,625         1%            670,033         1%
     Money Market Accounts                2.80%              14,771,856        13%         14,035,181        12%
     NOW Checking Accounts                2.25%               6,296,495         5%          5,633,579         5%
     Certificate Accounts
       Maturities:
         6 months or less                 3.07%              15,680,504        14%         17,098,033        15%
         6 months to 1 year               3.34%              10,430,759         9%         12,458,547        11%
         1 year to 3 years                4.79%              12,272,065        11%         13,576,041        12%
         More than 3 years                7.00%              19,762,189        17%         17,334,740        15%
                                                           ------------       ----       ------------       ----
                                                             58,145,517        51%         60,467,361        53%
     Non-Interest Bearing Accounts                            4,156,062         3%          3,463,672         3%
                                                           ------------       ----       ------------       ----
                                                           $114,618,508       100%       $114,099,154       100%
                                                           ============       ====       ============       ====

     Certificates of deposit with balances exceeding $100,000 totaled $1,234,650 and $1,026,810 at September 30, 1993 and 1992, respectively.

     The Savings Bank paid cash of approximately $4,600,000, $6,300,000, and $7,900,000 in interest on deposits during the years ended September 30, 1993, 1992 and 1991, respectively.

- --------------------------------------------------------------------------------

     Interest expense for the years ended September 30 is summarized as follows:


                                                              1993            1992            1991
                                                         --------------  --------------  --------------
Savings and NOW accounts                                 $    1,494,143  $    1,890,983  $    1,976,217
Time deposits                                                 3,005,806       4,256,044       5,936,262
                                                         --------------  --------------  --------------
                                                         $    4,499,949  $    6,147,027  $    7,912,479
                                                         ==============  ==============  ==============

- --------------------------------------------------------------------------------

Note H--Stockholders' Equity

     Retained earnings at September 30, 1992, the most recent date for which tax returns were filed, included approximately $4,917,000 for which no provision for federal income tax has been made. These amounts represent allocations of income to bad debt deductions for tax purposes only. Reduction of amounts so allocated for purposes other than tax bad debt losses will create income for tax purposes only, which will be subject to the then current corporate income tax rate.

     Treasury stock is shown at cost and consists of 61,380 shares of the Corporation's stock at September 30, 1993. The Corporation purchased 72,712 shares of Treasury stock at an average price per share of approximately $19.50 and reissued 11,332 shares which cost approximately $18.00 per share, at $10.00 per share during the year ended September 30, 1993. The reissuance was in conjunction with the Benefit Plans as described in Note L.
- --------------------------------------------------------------------------------

Note I--Income Taxes

     In addition to charging income for taxes actually paid or payable, the provision for income taxes can reflect deferred income tax credits which result from timing differences in computing income for financial and income tax reporting. There were no deferred tax credits included in the income tax provisions for the years ended September 30, 1993, 1992 and 1991. The principal timing differences are a result of recognition of bad debt deductions, interest income, loan fees and accelerated depreciation methods.

     For Federal income tax purposes the Savings Bank is permitted a tax bad debt deduction unrelated to any loan loss provision for book purposes. This deduction is computed by one of two methods, the experience method taking into account the six year moving average of net charge-offs to loans, and the percentage of taxable income method, subject to certain limitations. The amount of the tax bad debt deduction for the year ended September 30, 1992 was $-0-and approximately $145,000 for the short tax year ended September 30, 1991. Due to the limitations referenced above, no tax bad debt deduction is anticipated for the tax year ended September 30, 1993.

     The Corporation made income tax payments of $1,847,644 and $1,442,703 during the years ended September 30, 1993 and 1992, respectively. The Savings Bank made income tax payments of $866,270 during the year ended September 30, 1991.

     The income tax provision at September 30 consisted of the following:


                                                                  1993           1992           1991
                                                            --------------  --------------  ------------
Federal income taxes                                        $    1,587,873  $    1,209,935  $    687,308
State income taxes                                                 296,037         318,782       184,705
                                                            --------------  --------------  ------------
                                                            $    1,883,910  $    1,528,717  $    872,013
                                                            ==============  ==============  ============


Reliable Financial Corporation and Subsidiary
- --------------------------------------------------------------------------------

     The provision for federal income taxes differs from that computed at the statutory corporate tax rate primarily due to the following:


                                                                 1993            1992           1991
                                                            --------------  --------------  ------------
Statutory tax rate                                                    34.0%           34.0%         34.0%
Decrease in deferred loan fees                                        (2.9)            (.6)         (1.4)
Exempt interest, dividends, net                                        (.9)            (.6)          (.7)
Change in accounting method                                            -0-             -0-            .2
Bad debt deduction                                                     1.7             1.8            .1
Capital loss carryover                                                 -0-             (.5)          -0-
Other, net                                                             (.4)           (2.8)         (5.6)
                                                            --------------  --------------  ------------
Effective tax rate                                                    31.5%           31.3%         26.6%
                                                            ==============  ==============  ============


     State income taxes are paid on income determined in accordance with generally accepted accounting principles.

     In February of 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 109 (SFAS 109), "Accounting for Income Taxes", that supersedes SFAS No. 96 and APB 11. The primary changes incorporated in SFAS 109 include, among other things, relaxation of the criteria for recognizing deferred tax assets and reduction in the complexity of calculating deferred taxes by reducing the need to schedule the reversal of temporary differences year-by-year. The statement is effective for fiscal years beginning after December 15, 1992. The Corporation plans to adopt SFAS 109 in the first quarter of fiscal 1994. The adoption of SFAS 109 will require the Corporation to change to the liability method for financial accounting and reporting for income taxes. The Corporation currently estimates that its deferred tax liability would be decreased by approximately $370,000. The resulting benefit will be recorded through the income statement and reported as a cumulative effect of a change in an accounting principle.
- --------------------------------------------------------------------------------

Note J--Financial Institutions Reform, Recovery and Enforcement Act
        ("FIRREA") of 1989

     FIRREA was signed into law on August 9, 1989 and regulations for savings institutions' minimum capital requirements went into effect on December 7, 1989. In addition to its capital requirements, FIRREA includes provisions for changes in the federal regulatory structure for institutions including a new deposit insurance system, increased deposit insurance premiums, and restricted investment activities with respect to noninvestment-grade corporate debt and certain other investments. FIRREA also increases the required ratio of housing-related assets in order to qualify as a savings institution.

     The regulations require institutions to have a minimum regulatory tangible capital equal to 1.5 percent of total assets and, a minimum 3 percent core capital ratio. The risk-based capital ratio requirement is 8.0 percent of total risk adjusted assets as of December 31, 1992. Prior to December 31, 1992 it was 7.2% of total risk adjusted assets.

     The Savings Bank, at September 30, 1993, meets all regulatory tangible capital, core capital and risk-based capital requirements of 8.0 percent, as defined by FIRREA. Failure to meet these capital requirements would expose the Savings Bank to regulatory sanctions, including limitations on asset growth. The following table shows that the Savings Bank is in compliance with regulatory capital standards:

- --------------------------------------------------------------------------------

                                                                                     Percent of
                                                                                      Adjusted
                                                                         Amount     Total Assets
                                                                       ----------  --------------
                                                                         (dollars in thousands)
GAAP capital                                                           $   25,903           18.19%
                                                                       ==========  ==============
Tangible capital                                                       $   25,903           18.19%
Tangible capital requirement                                                2,135            1.50%
                                                                       ----------  --------------
Excess                                                                 $   23,768           16.69%
                                                                       ==========  ==============
Core capital                                                           $   25,903           18.19%
Core capital requirement                                                    4,271            3.00%
                                                                       ----------  --------------
Excess                                                                 $   21,632           15.19%
                                                                       ==========  ==============
Risk-based capital                                                     $   26,603           42.71%
Minimum risk-based capital requirement                                      4,984            8.00%
                                                                       ----------  --------------
Excess                                                                 $   21,619           34.71%
                                                                       ==========  ==============



     Risk-based capital includes supplementary capital of $700,232, representing the general allowance for loan losses.

     The following is a reconciliation of net income and retained earnings (as shown in these audited financial statements) to net income and retained earnings as presented in the Office of Thrift Supervision quarterly reports:



                                                  September 30, 1993           September 30, 1992
                                                -------------------------   -------------------------
                                                  Twelve                           Twelve
                                               Months Ended      Balance        Months Ended    Balance
                                               ------------      -------        ------------    -------
                                                                 Retained                       Retained
                                                Net Income       Earnings         Net Income    Earnings
                                               ------------      --------        ------------   --------
                                                                     (in thousands)
Balances on regulatory reports                   $3,203           $19,067        $2,208         $15,864
Add (deduct) audit adjustments for:
     Income (loss) of parent                        (48)               (7)           41              41
     Other activity                                 -0-            (1,712)           94             -0-
                                                 ------           -------        ------         -------
Balances on accompanying consolidated
  financial statements                           $3,155           $17,348        $2,343         $15,905
                                                 ======           =======        ======         =======

     Other activity for the year ended September 30, 1993 consists of dividends declared of approximately $1,621,000 and the effect of treasury stock reissued at approximately $91,000 less than the purchase price.
- --------------------------------------------------------------------------------

Note K--Commitments

     In the normal course of business, there are various outstanding commitments and contingent liabilities, such as commitments to extend credit. These commitments involve, to varying degrees, elements of credit risk in excess of amounts recognized in the balance sheets.

     Loan commitments are made to accommodate the financial needs of the Savings Bank's customers.

     These arrangements have credit risk essentially the same as that involved in extending loans to customers and are subject to the Savings Bank's normal credit policies and loan underwriting standards. Collateral is obtained based on management's credit assessment of the customer. Management currently expects no loss from these activities.

Reliable Financial Corporation and Subsidiary
- --------------------------------------------------------------------------------

     The Savings Bank's maximum exposure to credit loss for loan commitments (unfunded loans) outstanding at September 30, 1993 and 1992, was $3,330,720 and $1,272,000, respectively. Commitments for fixed rate loans totaled $2,741,720 and $773,000 at September 30, 1993 and 1992, respectively, with rates ranging from 6.5% to 12%. The Savings Bank had outstanding commitments at September 30, 1993 and 1992 of $-0- and $324,000, respectively to purchase investment securities.

     Lease commitments: Annual rentals under long-term monthly operating leases for property amounted to $22,800 in 1993, 1992 and 1991. At September 30, 1993, the minimum rental commitment, including any current renewal options under existing leases with initial or remaining terms of more than one year was as follows:


          Years Ending            Gross Rental
          September 30               Expense
          ------------             -----------
              1994                 $ 23,900
              1995                   24,000
              1996                   24,000
              1997                   13,900
              1998                   10,800
              Remaining term          1,800
                                   --------
        TOTAL COMMITMENT           $ 98,400
                                   ========

- --------------------------------------------------------------------------------

Note L--Pension, Retirement and Benefit Plans

     On August 9, 1991, the Savings Bank elected to terminate its previously existing defined benefit pension plan. Under Statement of Financial Accounting Standards No. 88 (SFAS 88), "Employer's Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits", a termination of a defined benefit plan is considered both a settlement (an irrevocable transaction relieving an employer of the responsibility for a pension benefit obligation) and a curtailment (elimination for employees of the accrual of defined benefits for future service). All balances in the plan as of September 30, 1991, which were determined by actuaries to equal $845,627 vested in the plan participants in relation to their respective present values determined at a weighted average discount rate and long-term rate of return on plan assets of 7.5% in the plan as of the termination date. Therefore, there was no settlement or curtailment gain or loss associated with the termination. The plan trust continued to hold the plan assets until distribution of $861,351 on January 20, 1992. By definition, the accumulated benefit obligation is the value of the assets. Pension expense for 1991 totaled $31,377.

     On June 25, 1991, the Savings Bank adopted a 401(k) retirement plan, whereby the employees may elect to make pre-tax contributions through a salary reduction of up to 10% of their monthly salary. The Savings Bank may match dollar for dollar up to 5% of employees' monthly salary reduction or make elective contributions to the Plan. The Savings Bank's contributions to the Plan were $29,047, $22,786 and $1,770 for the years ended September 30, 1993, 1992 and 1991, respectively.

     On January 23, 1992, the Board of Directors of the Savings Bank adopted the Reliable Savings Bank, PaSA Recognition and Retention Plan ("RRP") as a method of providing officers and key employees with a proprietary interest in Reliable Financial Corporation. All employees of the Savings Bank and its affiliates are eligible to receive awards from the plan. The standard vesting rate of an award is 20% per year commencing one year from the date of the award.

     In August, 1992 an award under the RRP was granted to President Stephen Grippi, representing 6,000 shares which were purchased at $17.50 per share. Vesting under this award is 33 1/3% over three years. Amortization, on a straight line basis over three (3) years, of this award for the years ended September 30, 1993 and 1992 totaled $49,500 and $3,500, respectively. During the year ended September 30, 1993, 2,000 shares had vested.

     On January 14, 1992, the Board of Directors of Reliable Financial adopted Reliable Financial Corporation 1992 Incentive Stock Option Plan (the "Option Plan") and the Reliable Financial Corporation 1992 Stock Option Plan for Nonemployee Directors (the "Directors' Plan"). Under the Option Plan, options may only be granted to officers and other key employees. The Option Plan is designed to encourage the continued employment of these employees and to attract new employees by facilitating their purchase of a stock interest in Reliable Financial. Options granted under the Option Plan may include both incentive stock options ("ISOs") within the meaning of Section 422A of the Internal Revenue Code and nonstatutory stock options ("Nonstatutory Options").

     The Pension Committee will, from time to time, select employees to whom Options are to be granted and the number of Options to be granted based upon the employee's performance, compensation and the nature of his responsibilities, duties and functions.

     Pursuant to the Option Plan, up to 109,518 shares of Reliable Financial common stock may be issued or transferred for the exercise of options to purchase shares of common stock.

     The Committee will determine the dates on which each Option will become exercisable. Each ISO will continue to be exercisable over a maximum period of ten years from the date granted, and each Nonstatutory Option will be exercisable over a period of ten years and one day from the date granted.

     Under circumstances set forth in the Option Plan, all or a portion of the Options may be exercised for specified periods following termination of employment. An Option may not be transferred by an optionee during his or her lifetime. The exercise price per share of Common Stock covered by an Option shall be the fair market value of Common Stock on the date of grant. The shares purchased upon exercise of an Option are to be paid for in cash or through the delivery of previously-acquired shares of Common Stock or in a combination of cash and such shares.

     The Pension Committee, with shareholder ratification, has granted to President Grippi options under the Option Plan to purchase 12,000 shares of stock. One-third of these options were exercised on the first anniversary date of the conversion.

     The Directors' Plan is designed to promote the growth and profitability of Reliable Financial and the Savings Bank and to provide non-employee directors with an incentive to assume the significant duties and responsibilities entailed therewith. Benefits under the Directors' Plan are granted to non-employee directors, a group currently consisting of 4 people. Pursuant to the Directors' Plan, up to 36,506 shares of the common stock of Reliable may be issued or transferred pursuant to the exercise of options to purchase shares of common stock ("Directors' Options"). Directors' Options may only be granted to members of Reliable's Board of Directors who are not employees of Reliable, the Savings Bank or any other subsidiary or affiliate thereof on the date the Directors' Options are granted. Directors' Options granted under the Directors' Plan are nonstatutory stock options.

     The Directors' Plan provides that each of the 4 non-employee directors serving at the consummation of the conversion of the Savings Bank from mutual to stock form receive options to purchase 5,500 shares of Reliable common stock. New directors, subsequently elected, also receive the option to purchase 5,500 shares, to the extent shares remain available under the Directors' Plan. The exercise price of the outstanding Directors' Options is $10.00 per share, which was the fair market value of Reliable's common stock on the date of grant. No Directors' Option may be exercised after the expiration of ten years and one day from the date of grant of such option. One-third of these Directors' Options were exercised on the first anniversary of the date of grant.

Reliable Financial Corporation and Subsidiary
- --------------------------------------------------------------------------------

Note M--Reliable Financial Corporation

     Reliable Financial Corporation was formed on November 7, 1991 to acquire 100% of the common stock of Reliable Savings Bank, PaSA as a result of the Savings Bank's conversion from mutual to stock form. Prior to March 30, 1992, Reliable Financial Corporation had no significant assets. Reliable Financial Corporation currently has no independent business operations. Certain items previously reported in the prior years' financial statements have been reclassified to conform with the current year's classifications. These reclassifications have no effect on the consolidated net income.

     The condensed financial information for Reliable Financial Corporation as of and for the years ended September 30, 1993 and 1992 is as follows:

BALANCE SHEETS

                                                                                        1993             1992
                                                                                    ------------      -----------
ASSETS
     Interest-bearing deposits                                                      $ 4,416,208      $ 7,134,702
     Investment in Reliable Savings Bank                                             11,830,791        8,627,252
     Prepaid taxes                                                                          839           42,572
                                                                                    -----------      -----------
                                                                                    $16,247,838      $15,804,526
                                                                                    ===========      ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
     Dividends Payable                                                              $   489,602      $   292,048
     Accrued expenses                                                                    27,212            8,148
                                                                                    -----------      -----------
                                                                                        516,814          300,196
Stockholders' Equity
     Common stock, par value $0.01 per share, 4,000,000 shares authorized,
       1,460,242 shares issued and outstanding                                           14,602           14,602
     Additional paid-in capital                                                      13,657,743       13,657,743
     Retained earnings                                                                3,275,153        1,831,985
     Treasury stock, at cost                                                         (1,216,474)             -0-
                                                                                    -----------      -----------
                                                                                     15,731,024       15,504,330
                                                                                    -----------      -----------
                                                                                    $16,247,838      $15,804,526
                                                                                    ===========      ===========
STATEMENTS OF INCOME

     Interest and other operating income                                            $   159,708      $   108,733
     Dividends from Reliable Savings Bank                                                   -0-          511,086
                                                                                    -----------     ------------
                                                                                        159,708          619,819
EXPENSES
     Operating expenses                                                                 208,344           16,586
                                                                                    -----------     ------------
     INCOME (LOSS) BEFORE TAXES                                                         (48,636)         603,233
PROVISION FOR INCOME TAXES                                                                  -0-           51,243
                                                                                    -----------     ------------
     INCOME (LOSS) BEFORE EQUITY IN
       UNDISTRIBUTED EARNINGS OF SUBSIDIARY                                             (48,636)         551,990
EQUITY IN UNDISTRIBUTED EARNINGS OF SUBSIDIARY                                        3,203,539        1,791,080
                                                                                    -----------      -----------
     NET INCOME                                                                     $ 3,154,903      $ 2,343,070
                                                                                    ===========      ===========

- ------------------------------------------------------------------------------
STATEMENTS OF CASH FLOWS

CASH FLOWS FROM OPERATING ACTIVITIES                                                  1993             1992
                                                                                 ---------------  ---------------
     Net income                                                                  $     3,154,903  $     2,343,070
     Adjustments to reconcile net income to net cash provided by operating activities:
         Increase (decrease) in cash due to changes in assets and liabilities:
           Equity in undistributed earnings of subsidiary                             (3,203,539)      (1,791,080)
           Prepaid taxes                                                                  41,732          (42,572)
           Accrued expenses                                                               19,064            8,148
                                                                                 ---------------  ---------------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                                 12,160          517,566
CASH FLOWS FROM INVESTING ACTIVITIES
     Purchase of Reliable Savings Bank stock                                                 -0-       (6,836,171)
                                                                                 ---------------  ---------------
NET CASH USED BY INVESTING ACTIVITIES                                                        -0-       (6,836,171)
CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from issuance of common stock, net                                             -0-       13,672,345
     Purchase of treasury stock                                                       (1,420,240)             -0-
     Proceeds from reissuance of treasury stock                                          113,320              -0-
     Dividends paid                                                                   (1,423,734)        (219,038)
                                                                                 ---------------  ---------------
NET CASH (USED) PROVIDED BY FINANCING ACTIVITIES                                      (2,730,654)      13,453,307
                                                                                 ---------------  ---------------
NET CHANGE IN CASH AND CASH EQUIVALENTS                                               (2,718,494)       7,134,702
     Cash and cash equivalents at beginning of year                                    7,134,702              -0-
                                                                                 ---------------  ---------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                         $     4,416,208  $     7,134,702
                                                                                 ===============  ===============

- --------------------------------------------------------------------------------

Note N--Supplemental Information

     The following condensed statement summarizes the financial position of the Savings Bank's wholly-owned subsidiary, Reliable Savings Service Corporation, which has been consolidated with the financial statements of Reliable Savings Bank, PaSA at September 30, 1992 (immediately prior to liquidation). Under the authority of the Board of Directors of the Savings Bank, liquidation of the service corporation was approved as of September 30, 1992.

     The statement is presented as supplemental information only and is not necessary for the fair presentation of the consolidated financial statements.

RELIABLE SAVINGS SERVICE CORPORATION
CONDENSED BALANCE SHEET
September 30, 1992 (immediately prior to liquidation)

ASSETS
     Cash in bank                             $       -0-
     Receivable--Parent                             5,764
                                              -----------
                                              $     5,764
                                              ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
     Common stock                             $    21,000
     Additional paid-in capital                    40,000
     Retained earnings (deficit)                  (55,236)
                                              -----------
                                              $     5,764
                                              ===========

Reliable Financial Corporation and Subsidiary
- --------------------------------------------------------------------------------

Note O--Related-Party Transactions

     Certain officers and directors and their affiliates of Reliable Savings Bank, PaSA were indebted to the Savings Bank at September 30, 1993 and 1992. Related party loans are made on substantially the same terms as those prevailing at the time for comparable transactions with unrelated persons and generally do not involve more than normal risk of collectibility. The aggregate dollar amount of these loans (exclusive of loans to any such person which in the aggregate do not exceed $60,000 at September 30, 1993) was $706,387 and $726,979 at September 30, 1993 and 1992, respectively. During the year ended September 30, 1993 and 1992, $67,000 and $87,900 of new loans were made to related parties and repayments by any such person(s) totaled $87,592 and $90,336, respectively.

- --------------------------------------------------------------------------------

Note P--Conversion

     On March 16, 1992, the members of the Savings Bank formally approved the
Plan of Conversion under which the Savings Bank converted from a Pennsylvania-chartered mutual savings and loan association to a Pennsylvania-chartered permanent reserve fund capital stock savings and loan association. Included in the Plan of Conversion was the formation of a holding company, Reliable Financial Corporation, which owns all of the common stock of Reliable Savings Bank, PaSA, as its wholly-owned subsidiary. The conversion was consummated on March 30, 1992.
- --------------------------------------------------------------------------------

Note Q--Accounting Standards

     In addition to SFAS 109, as previously discussed in Note I, certain other recent accounting standards relating to the Corporation have been promulgated by the Financial Accounting Standards Board. Statement of Financial Accounting Standards No. 107 requires entities to disclose the fair value of "Financial Instruments" for which it is practicable to estimate fair value, with certain exceptions. Statement of Financial Accounting Standards No. 114 addresses the accounting by creditors for impairment of certain loans. Statement of Financial Accounting Standards No. 115 relates to accounting for certain investments in debt and equity securities.

     The Corporation is not currently required to and has elected not to adopt early implementation of any of these standards. The impact of such adoption was not determined at this time.

RELIABLE FINANCIAL CORPORATION AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)
- --------------------------------------------------------------------------------

                                                         June 30,   September 30,
ASSETS                                                     1994          1993
                                                        ----------   -------------
  Cash                                                   $    748     $  1,029
  Interest-bearing deposits in other institutions          15,530       20,587
                                                         --------     --------
    Cash and Cash Equivalents                              16,278       21,616

  FHLMC stock available for sale (market value                717            -
   of $5,143 at June 30, 1994)
  Investment securities, at cost (market value             38,386       30,718
   of $37,210 and $35,586)
  Mortgage-backed securities, at cost (market value         5,049        5,930
   of $4,938 and $6,117)
  Federal Home Loan Bank stock, at cost                       848          922
  Loans                                                    87,568       85,255
  Allowance for possible loan losses                         (850)        (700)
  Accrued interest receivable                                 419          348
  Premises and equipment, net                               2,456        2,553
  Other assets                                                484          141
                                                         --------     --------

                                                         $151,355     $146,783
                                                         ========     ========

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

  Deposit accounts                                       $116,415     $114,619
  Accrued interest payable                                    555          829
  Advances from borrowers for taxes and insurance           2,164          707
  Other liabilities                                         1,504          824
                                                         --------     --------

                                                          120,638      116,979
                                                         --------     --------

STOCKHOLDERS' EQUITY
  Common stock, $0.01 par value; 4,000,000 shares              15           15
   authorized; 1,460,242 shares issued;
   1,410,194 and 1,398,862 shares outstanding
  Additional paid-in capital                               13,657       13,657
  Retained earnings - substantially restricted             18,043       17,348
                                                         --------     --------

                                                           31,715       31,020

  Less:  Treasury stock, at cost                              998        1,216
                                                         --------     --------

                                                           30,717       29,804
                                                         --------     --------

                                                         $151,355     $146,783
                                                         ========     ========

See notes to consolidated financial statements.

RELIABLE FINANCIAL CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share and share data)
- --------------------------------------------------------------------------------

                                       Three Months            Nine Months
                                      Ended June 30,         Ended June 30,

                                      1994       1993        1994       1993
INTEREST INCOME
  Loans                           $    1,674 $    2,033  $    5,273 $    6,126
  Interest-bearing deposits in
    other institutions                   103        188         299        610
  FHLMC stock available for sale          33         29          84         86
  Investment securities                  576        436       1,599      1,162
  Mortgage-backed securities              76         76         235        146
  Dividends                               46         47         126        146
                                  ---------- ----------  ---------- ----------

                                       2,508      2,809       7,616      8,276
INTEREST EXPENSE
  Deposit accounts                     1,032      1,110       3,124      3,420
                                  ---------- ----------  ---------- ----------

NET INTEREST INCOME                    1,476      1,699       4,492      4,856

PROVISION FOR POSSIBLE LOAN
 LOSSES                                   50         50         150        150
                                  ---------- ----------  ---------- ----------

NET INTEREST INCOME AFTER
 PROVISION FOR POSSIBLE
 LOAN LOSSES                           1,426      1,649       4,342      4,706

NON-INTEREST INCOME
  Net gain on sales of FHLMC stock     1,308        215       1,542        698
  Net gain on real estate owned            -         42           -         37
  Other                                   77         86         266        231
                                  ---------- ----------  ---------- ----------

                                       2,811      1,992       6,150      5,672
                                  ---------- ----------  ---------- ----------
NON-INTEREST EXPENSE
  Compensation                           233        219         677        639
  Employee benefits                       47         45         138        136
  Occupancy expense                       84         78         240        226
  Deposit insurance                       66         52         200        169
  Data processing                         85         85         246        256
  Other                                  484        146         803        451
                                  ---------- ----------  ---------- ----------

                                         999        625       2,304      1,877
                                  ---------- ----------  ---------- ----------

INCOME BEFORE INCOME TAXES AND
 CUMULATIVE EFFECT ON PRIOR
 YEARS OF CHANGE IN TAX
 ACCOUNTING METHOD                     1,812      1,367       3,846      3,795


PROVISION FOR INCOME TAXES               906        479       1,723      1,431
                                  ---------- ----------  ---------- ----------

INCOME BEFORE CUMULATIVE EFFECT
 ON PRIOR YEARS OF CHANGE IN
 TAX ACCOUNTING METHOD                   906        888       2,123      2,364

CUMULATIVE EFFECT ON PRIOR YEARS
 OF CHANGE IN TAX ACCOUNTING
 METHOD                                    -          -         365          -
                                  ---------- ----------  ---------- ----------

NET INCOME                        $      906 $      888  $    2,488 $    2,364
                                  ========== ==========  ========== ==========

PER SHARE DATA (BASED ON AVERAGE
 SHARES OUTSTANDING)
  Income before cumulative effect
   of change in tax accounting
   method                         $     0.46 $     0.63  $     1.50 $     1.65
                                  ---------- ----------  ---------- ----------

  Cumulative effect of change in
   tax accounting method                   -          -        0.26          -
                                  ---------- ----------  ---------- ----------

  Net income                      $     0.64 $     0.63  $     1.76 $     1.65
                                  ========== ==========  ========== ==========

  Cash dividends declared         $     0.40 $     0.30  $     1.20 $     0.80
                                  ========== ==========  ========== ==========

  Weighted average shares
   outstanding                     1,417,043  1,411,584   1,414,268  1,428,712
                                  ========== ==========  ========== ==========

See notes to consolidated financial statements.

RELIABLE FINANCIAL CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
NINE MONTHS ENDED JUNE 30, 1994 AND 1993
(Unaudited)
(In thousands)
- --------------------------------------------------------------------------------

                                        Common    Additional     Retained    Treasury    Total
                                        stock   Paid-In Capital  Earnings     Stock
                                     -----------------------------------------------------------
Balance at September 30, 1992           $15         $13,657      $15,905        $-0-     $29,577
         Net Income                     -0-             -0-        2,364         -0-       2,364
         Treasury stock (purchased      -0-             -0-          -0-      (1,420)     (1,420)
          72,712 shares)
         Treasury stock (reissued       -0-             -0-          (91)        204         113
          11,332 shares)
         Dividends declared             -0-              0-       (1,131)        -0-      (1,131)
                                        ---         -------      -------     -------     -------
Balance at June 30, 1993                $15         $13,657      $17,047     $(1,216)    $29,503
                                        ===         =======      =======     =======     =======

- ---------------------------


Balance at September 30, 1993           $15         $13,657      $17,348     $(1,216)    $29,804
         Net Income                     -0-             -0-        2,488         -0-       2,488
         Treasury stock (reissued       -0-             -0-         (105)        218         113
          11,332 shares)
         Dividends declared             -0-             -0-       (1,688)        -0-      (1,688)
                                        ---         -------      -------       -----     -------
Balance at June 30, 1994                $15         $13,657      $18,043       $(998)    $30,717
                                        ===         =======      =======       =====     =======

See notes to consolidated financial statements.

RELIABLE FINANCIAL CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED JUNE 30, 1994 AND 1993
(Unaudited)
(In thousands)
- --------------------------------------------------------------------------------

                                             1994       1993

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                               $ 2,488    $ 2,364
  Adjustments to reconcile net income
   to net cash provided by operating
   activities:
    Depreciation                               104        102
    Net accretion of discounts on
     investment securities                     (10)        (5)
    Gain on sales of FHLMC stock            (1,542)      (698)
    Net gain on sale of real estate owned        -        (46)
    Unamortized loan fees                     (145)      (336)
    Deferred income taxes                     (370)         -
    Provision for possible loan losses         150        150
    Increase (decrease) in cash due to
     changes in assets and liabilities:
      Accrued interest receivable              (71)      (108)
      Other assets                              27        100
      Accrued interest payable                (274)      (322)
      Other liabilities                       (680)        74
                                           -------    -------

NET CASH PROVIDED BY OPERATING
 ACTIVITIES                                  1,037      1,275
                                           -------    -------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of mortgage-backed
   securities                                    -     (5,977)
  Purchases of investment securities       (12,628)   (17,530)
  Proceeds from sales of FHLMC stock         1,796      1,247
  Proceeds from redemptions and
   maturities of investment securities       4,000          -
  Proceeds from redemption of FHLB stock        74        179
  Proceeds from sale of real estate owned                 819
  Net (increase) decrease in loans          (2,250)    13,542
  Principal payments on mortgage-backed
   securities                                  881          -
  Premises and equipment expenditures            -        (50)
                                           -------    -------

NET CASH USED IN INVESTING ACTIVITIES       (8,127)      (770)
                                           -------    -------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase in deposit accounts           1,796      1,767
  Net increase in advances from
   borrowers for taxes and insurance         1,456      1,446
  Purchase of treasury stock                     -     (1,420)
  Proceeds from sale of treasury stock         113        113
  Dividends paid                            (1,613)    (1,004)
                                           -------    -------

NET CASH PROVIDED BY FINANCING
 ACTIVITIES                                  1,752        902
                                           -------    -------

NET DECREASE IN CASH AND CASH EQUIVALENTS   (5,338)    (5,593)

CASH AND CASH EQUIVALENTS, BEGINNING OF
 PERIOD                                     21,616     34,718
                                           -------    -------

CASH AND CASH EQUIVALENTS, END OF PERIOD   $16,278    $29,125
                                           =======    =======

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION
  Interest paid on deposits                $ 3,398    $ 3,741
  Income taxes paid                        $ 1,348    $ 1,315
  Loans transferred to real estate owned   $     -    $ 1,138
  Investment securities transferred to
   FHLMC stock available for sale          $   928    $     -

See notes to consolidated financial statements.

RELIABLE FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED JUNE 30, 1994 AND 1993
- -------------------------------------------------------------------------------

NOTE 1.       BASIS OF PRESENTATION

              The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three- and nine-month periods ended June 30, 1994, are not necessarily indicative of the results that may be expected for the fiscal year ending September 30, 1994. The interim consolidated financial statements and the following discussion should be read in conjunction with the consolidated financial statements and footnotes thereto included in the Corporation's Annual Report on Form 10-K for the fiscal year ended September 30, 1993.


NOTE 2.       EARNINGS PER SHARE

              Earnings per common share are based on the weighted average number of common shares outstanding and common share equivalents in each period. Weighted average shares outstanding include common share equivalents under the available stock option plans.


NOTE 3.       FHLMC STOCK AVAILABLE FOR SALE

              Investment securities to be held for indefinite periods of time including investment securities that management intends to use as part of its asset/liability strategy, and that may be sold in response to changes in interest rates, changes in prepayment risk, or other similar factors are classified as available for sale and are recorded at the lower of aggregate cost or market. Specifically, management has classified only the FHLMC stock as available for sale.


NOTE 4.       INVESTMENT SECURITIES

              Investments in debt securities which management has the ability and intent to hold to maturity or on a long-term basis are carried at cost. Premiums and discounts are amortized to expense and accreted to income over the life of the securities using a method which approximates the level yield method. Gain or loss on the sale of investment securities, if any, are based on the specific identification method.

RELIABLE FINANCIAL CORPORATION AND SUBSIDIARY

NINE MONTHS ENDED JUNE 30, 1994 AND 1993
- --------------------------------------------------------------------------------

NOTE 5.  RECENT ACCOUNTING PRONOUNCEMENTS

         In May 1993, the Financial Accounting Standards Board ("FASB") issued Statement No. 114 "Accounting by Creditors for the Impairment of a Loan" which effective for fiscal years beginning after December 15, 1994. Statement No. 114 addresses the methods to be used by a creditor to measure the impairment of a loan and the proper recognition of a change in the value of an impaired loan. Management believes that the effect of adopting this statement on Reliable's consolidated financial statements would not be material.

         Also in May 1993, the FASB issued Statement No. 115 "Accounting for Certain Investments in Debt and Equity Securities" which is effective for fiscal years beginning after December 15, 1993. Statement No 115 addresses the definition of, accounting for and disclosure of debt and equity securities. In accordance with this statement, securities will be classified into and accounted for based on three distinct categories: securities held to maturity, securities available for sale and trading securities. Management is currently evaluating the impact of this statement on Reliable's consolidated financial statements.

NOTE 6.  RECLASSIFICATIONS

         Certain items previously reported in the September 30, 1993 consolidated financial statements have been reclassified to conform with the current quarter's classifications. These reclassifications have no effect on net income.

NOTE 7.  PENDING MERGER TRANSACTION

         On April 21, 1994, the registrant entered into a definitive agreement to be acquired by First Commonwealth Financial Corporation ("FCFC") of Indiana, Pennsylvania. FCFC was incorporated in Pennsylvania in 1982 and is registered as a bank holding company which is currently affiliated with 7 wholly owned bank subsidiaries. In addition, FCFC owns a data processing subsidiary and a trust company subsidiary both headquartered in Indiana, Pennsylvania an FCFC also has joint venture interest in a credit life insurance company. Through its subsidiary banking network, FCFC traces its banking origins to 1880 and conducts its business through 69 community banking offices in 51 communities throughout 14 countries of central and western Pennsylvania. FCFC has total assets of approximately $2 billion and employs over 900 persons. The share of FCFC are traded on New York Stock Exchange under the symbol "FCF".

         The agreement provides for the issuance of 1.6 shares of FCFC's common stock for each share of the registrant's common stock. It is anticipated that the acquisition will be accounted for as a pooling of interests.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                          (FCFC, United and Reliable)
                                 June 30, 1994
                                  (Unaudited)

 The following unaudited Pro Forma Combined Balance Sheet combines the historical balance sheets of First Commonwealth Financial Corporation ("FCFC"), United National Bancorporation ("United") and Reliable Financial Corporation ("Reliable") as if the mergers had become effective on June 30, 1994. This balance sheet should be read in conjunction with the First Commonwealth Financial Corporation Consolidated Financial Statements, the United National Bancorporation Consolidated Financial Statements and the Reliable Financial Corporation Consolidated Financial Statements and the notes thereto appearing elsewhere in this Form 8-K. See "Certain Information About the Pro Forma Combined Financial Data."

 The merger between FCFC and United was a separate and independent transaction from the merger between FCFC and Reliable. The consummation of the Reliable merger was not a condition precedent to the United merger, and the consummation of the United merger was not a condition precedent to the Reliable merger.


                                                                    As Reported
                                                          ----------------------------------
                                                            FCFC       United     Reliable                       Pro Forma
                                                           6/30/94     6/30/94    6/30/94        Adjustments     Combined
                                                          --------    --------    ----------     -----------     ----------
ASSETS
      Cash and due from banks........................... $   50,766   $  3,937   $    748                         $   55,451
      Investment securities.............................    805,925     19,492     45,000                            870,417
      Money market investments..........................        397      1,454     15,530                             17,381
      Loans, net........................................  1,057,637    118,008     86,718                          1,262,363
      Premises and equipment............................     22,248      2,545      2,456                             27,249
      Other assets......................................     44,024      2,538        903                             47,465
                                                         ----------   --------   --------        ----------       ----------
              Total assets.............................. $1,980,997   $147,974   $151,355        $   -0-          $2,280,326
                                                         ==========   ========   ========        ==========       ==========
LIABILITIES
      Deposits.......................................... $1,621,015   $133,069   $116,415                         $1,870,499
      Short-term borrowings.............................    157,020        673        -0-                            157,693
      Other liabilities.................................     13,892      1,639      4,223                             19,754
      Long-term debt....................................      7,639        -0-        -0-                              7,639
                                                         ----------   --------   --------        ----------       ----------

              Total liabilities.........................  1,799,566    135,381    120,638                          2,055,585

SHAREHOLDERS' EQUITY
      Common stock......................................     18,642      1,923         15      (a)  (1,938)           22,437
                                                                                               (a)   3,795
      Additional paid-in capital........................     74,556      4,115     13,657      (a) (17,772)           90,471
                                                                                               (a)  15,915
      Retained earnings.................................    101,492      6,780     18,043      (a)    (998)          125,317
      Treasury stock....................................        -0-        -0-       (998)     (a)     998               -0-
      Unrealized gain (loss) on securities
        available for sale..............................     (8,527)      (225)       -0-                             (8,752)
      Deferred compensation.............................     (4,732)       -0-        -0-                             (4,732)
                                                         ----------   --------   --------        ----------       ----------

              Total shareholders' equity................    181,431     12,593     30,717                            224,741
                                                         ----------   --------   --------        ----------       ----------

              Total liabilities and
                  shareholders' equity.................. $1,980,997   $147,974   $151,355        $   -0-          $2,280,326
                                                         ==========   ========   ========        ==========       ==========

      Book value per common share.......................      $9.73     $16.37     $21.78                             $10.02


(a) Reflects issuance of 1,538,294 shares of FCFC Common Stock for 769,147 shares of United Common Stock, and 2,256,310 shares of FCFC Common Stock for 1,410,194 shares of Reliable Common Stock.

               PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
                          (FCFC, United and Reliable)
                                  (Unaudited)

 The following unaudited Pro Forma Combined Condensed Statements of Income for the six months ended June 30, 1994, and the years ended December 31, 1993, 1992 and 1991 for FCFC and United, and the six months ended June 30, 1994 and the years ended September 30, 1993, 1992 and 1991 for Reliable combine the historical statements of income of FCFC, United and Reliable as if the mergers had become effective on January 1, 1991 as described in "Certain Information About the Pro Forma Combined Financial Data." Pro forma net income and net income per share were calculated before the cumulative effect of accounting changes. These income statements should be read in conjunction with the First Commonwealth Financial Corporation Consolidated Financial Statements, the United National Bancorporation Consolidated Financial Statements, the Reliable Financial Corporation Consolidated Financial Statements and the related notes thereto appearing elsewhere in this Form 8-K.

 The merger between FCFC and United was a separate and independent transaction from the merger between FCFC and Reliable. The consummation of the Reliable merger was not a condition precedent to the United merger, and the consummation of the United merger was not a condition precedent to the Reliable merger.


                                                       Six Months          Years Ended December 31,
                                                          Ended      -------------------------------------
                                                      June 30, 1994     1993         1992         1991
                                                      -------------  -----------  -----------  -----------
                                                            (in thousands, except per share amounts)
Interest income
   Interest and fees on loans.......................    $    51,875  $   106,079  $   105,971  $   103,232
   Interest and dividends on investment securities..         24,979       48,360       47,164       41,337
   Interest on money market securities..............             62          761        2,710        5,942
                                                        -----------  -----------  -----------  -----------

       Total interest income........................         76,916      155,200      155,845      150,511
                                                        -----------  -----------  -----------  -----------

Interest expense
   Interest on deposits.............................         29,604       63,192       71,706       80,400
   Interest on short-term borrowings................          3,234        3,639        1,753        1,570
   Interest on long-term debt.......................            236          456          454          456
                                                        -----------  -----------  -----------  -----------

       Total interest expense.......................         33,074       67,287       73,913       82,426
                                                        -----------  -----------  -----------  -----------

       Net interest income..........................         43,842       87,913       81,932       68,085
   Provision for possible loan losses...............          1,410        2,920        3,744        5,401
                                                        -----------  -----------  -----------  -----------

       Net interest income after provision
         for possible loan losses...................         42,432       84,993       78,188       62,684

    Net security gains..............................          1,800        3,528          955          711
    Other income....................................          5,484       10,972        9,410        7,497
    Other expenses..................................         30,302       59,367       54,958       46,050
                                                        -----------  -----------  -----------  -----------

       Income before taxes..........................         19,414       40,126       33,595       24,842
    Applicable income taxes.........................          6,412       12,461        9,246        6,243
                                                        -----------  -----------  -----------  -----------

       Net income...................................    $    13,002  $    27,665  $    24,349  $    18,599
                                                        ===========  ===========  ===========  ===========

Average common shares outstanding...................     21,410,953   22,461,272   21,978,270   20,899,175
Net income per share................................          $0.61        $1.23        $1.11        $0.89


                           SIGNATURES
                           ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  October 5, 1994



                       FIRST COMMONWEALTH FINANCIAL CORPORATION


                      By:  /S/JOHN J. DOLAN
                           ----------------------------------
                           John J. Dolan
                           Sr. Vice President, Comptroller
                           and Chief Financial Officer